UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
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PGT INNOVATIONS, INC.
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DEAR FELLOW STOCKHOLDERS

You are cordially invited to attend the annual meeting of stockholders of PGT Innovations, Inc., (“PGTI” or “Company”) which will take place virtually at www.virtualshareholdermeeting.com/PGTI2023 on Tuesday, June 20, 2023 at 2:00 p.m. eastern time. Details of the business to be conducted at the annual meeting are given in the Notice of Annual Meeting of Stockholders and Proxy Statement

We achieved continued strong growth in 2022, reporting record sales despite many challenges across the U.S. economy, including the impacts of Hurricane Ian on our business operations. Our 2022 performance is a credit to the exceptional dedication of our approximately 5,500 team members, who have responded to these unprecedented times with unwavering perseverance, inspiring fortitude, and extraordinary resourcefulness. On a daily basis, this team goes above and beyond to serve our customers – both internal and external, to lead through challenges, and to support each other in our mission to thrive. We are continuously amazed by and grateful for the dedication our team has to living out the spirit and culture of PGTI.

Our Board of Directors and management team strive to deliver long-term value to our stockholders as evidenced by our compound average annual growth rate in net sales of 24%, and gross profit of 25% over the past 10 years. In 2022 we completed the acquisition of Martin Door Holdings, Inc., a leading custom manufacturer of premium overhead garage doors, which will allow us to expand into an adjacent building products category, add premium garage doors to our product portfolio, broaden our geographic footprint and brand presence, while creating cross selling opportunities for both companies. We also demonstrated our financial strength and our commitment to deploy our free cash flow by announcing a $250 million share repurchase plan through February 3, 2026.

Your vote is important to us, and we urge you to read this proxy statement as we ask for your voting support on the items described in the following pages. On behalf of the entire Board of Directors and executive management team, thank you for your continued investment in and support of PGT Innovations, Inc.

Sincerely,

Jeffrey T. Jackson President and Chief Executive Officer	Rodney Hershberger Chair of the Board

Notice of 2023 Annual

Meeting of Stockholders

AGENDA ITEM		BOARD RECOMMENDATION		FOR MORE INFORMATION	2023 Annual Meeting of Stockholders June 20, 2023 2:00 p.m. Eastern Time Virtual Meeting via Live Webcast www.virtualshareholdermeeting.com/ PGTI2023
1.

To elect four members of our Board of Directors, each to hold office for a three-year term or until such director’s successor shall have been duly elected or qualified (or, if earlier, such director’s removal or resignation from our Board of Directors).

		✓	FOR (all four nominees)	Page 17
2.	Advisory vote to Approve PGTI’s executive compensation (say-on-pay).	✓	FOR	Page 28
4.	Ratification of appointment of Ernst & Young LLP as PGTI’s independent registered public accounting firm for our 2023 fiscal year.	✓	FOR	Page 58

Note: We also will consider any other matters that may properly be brought before the Annual Meeting (and any postponements or adjournments of the Annual Meeting). As of the date of this proxy statement (“2023 Proxy Statement” or “Proxy Statement”), we have not received notice of any such matters.

HOW TO VOTE

Our Board of Directors has set April 24, 2023 as the record date for the 2023 annual meeting of stockholders (the “2023 Annual Meeting of Stockholders” or the “Annual Meeting”). This means that holders of record of our common stock at the close of business on that date are entitled to receive the notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

At the Virtual Meeting

At the Annual Meeting at

www.virtualshareholdermeeting.com/PGTI2023

Telephone

Instructions provided in the Notice of Internet Availability

Mail

Please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

Internet

Instructions provided in the Notice of Internet Availability

Your vote is important. Please vote as promptly as possible.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be held on June 20, 2023: Copies of the Proxy Statement and of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available by visiting the following website: www.proxydocs.com/PGTI.

Notice

We are first distributing to our stockholders a notice of Internet availability (the “Notice of Internet Availability” or “Notice”) of the proxy materials (the “Proxy Materials”) on or about April 28, 2023. This Notice informs our stockholders how to access our Proxy Statement and our 2022 Annual Report on Form 10-K, and how to vote electronically via the Internet. The Notice also contains instructions on how to receive a paper copy of the Proxy Materials. We also encourage you to read our 2022 Annual Report on Form 10-K available at www.proxydocs.com/PGTI.

Ryan S. Quinn

General Counsel & Corporate Secretary

PGT Innovations 2023 Proxy Statement | Table of Contains        i

Table of Contains | PGT Innovations 2023 Proxy Statement        ii

    Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

We have first released this Proxy Statement to PGTI stockholders beginning on April 28, 2023.

2023 ANNUAL MEETING OF STOCKHOLDERS

Date and Time June 20, 2023 at 2:00 p.m. Eastern Time	Place www.virtualshareholdermeeting.com/PGTI2023	Record Date April 24, 2023

You are entitled to vote if you held PGTI stock on the record date. Holders of our common stock are entitled to one vote per share.

AGENDA

Proposal		Board Recommendation		For More Information

1.	Election of four directors	✓	FOR (all nominees)	Page 17

2.	Advisory vote to approve PGTI’s executive compensation (say-on-pay)	✓	FOR	Page 28

3.	Ratification of appointment of Ernst & Young LLP as PGTI’s independent registered public accounting firm for its 2023 fiscal year	✓	FOR	Page 58

2022 Performance Highlights

Despite inflationary pressures on materials, labor cost, supply chain challenges, Hurricane Ian, and a slowing economy due to high interest rates, in 2022, we experienced increases in sales at both our Southeast and Western segments, as we realized pricing actions taken to offset cost inflation and made improvements to our operations resulting in increased capacity. Our sales grew to $1.49 billion in our 2022 fiscal year, an increase of $330 million, or 28.5%, compared to $1.16 billion in 2021.

Board Highlights

Our Board of Directors is committed to maintaining an effective team of directors, which includes a commitment to recruiting and retaining directors who provide a diverse set of skills and expertise. The Governance Committee considers the extent to which director nominees possess the requisite skills and expertise to enable us to respond most appropriately to our stockholders and customers.

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BOARD OVERVIEW

The following charts reflect the tenure, age and gender of the Board of Directors as of the date of this Proxy Statement:

EXPERIENCE AND EXPERTISE

The following chart reflects the experience and expertise of our Board of Directors. These are the skills and qualifications our Board of Directors considers important for our directors in light of our current business and structure.

CURRENT OR FORMER PUBLIC COMPANY CEO: 3 of 10	INDUSTRY EXPERIENCE & EXPERTISE: 6 of 10	M&A EXPERTISE: 6 of 10

FINANCIAL MATTERS: 6 of 10	OTHER PUBLIC COMPANY BOARD EXPERIENCE: 7 of 10

BOARD AND COMMITTEE MEMBERSHIPS

The following table provides summary information about each director nominee, including current committee memberships.

DIRECTOR	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	OTHER PUBLIC COMPANY BOARDS	INDEPENDENT	AUDIT(1)	COMPENSATION(1)	GOVERNANCE(1)	FINANCE AND TRANSACTION(1)

Xavier F. Boza	58	2021	Chief Human Resources Officer of Flex Ltd.	0	●		●

Alexander R. Castaldi	73	2004	Former Managing Director of JLL Partners, Inc.	0	●		C

William J. Morgan	76	2007	Former Partner of KPMG LLP	0	●	C		●

Richard D. Feintuch	70	2006	Former Partner of Wachtell, Lipton, Rosen & Katz	0	●	●		C

Jeffrey T. Jackson	57	2016	President and CEO of PGT Innovations, Inc.	0

Brett N. Milgrim	54	2003	Former Managing Director of JLL Partners, Inc.	2	●				●

Frances Powell Hawes	68	2019	Former Chief Financial Officer of Grant Prideco, Inc.	2	●	●

Sheree L. Bargabos	67	2016	Former President of Owens Corning, Roofing and Asphalt division	1	●			●

Rodney Hershberger	66	2004	Former Chief Executive Officer of PGT Innovations, Inc.	0					C

Floyd F. Sherman	83	2005	Former Chief Executive Officer of Builders FirstSource, Inc.	0	●		●		●

Number of Board meetings in fiscal 2022						9

(1)	“C” indicates a committee chair.

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Executive Compensation Highlights

We employ a number of practices that reflect our compensation philosophy and related approach to executive compensation.

What we do:	What we don’t do:

✓  Grant performance-based equity incentive awards to our named executive officers (“NEOs”).

✓  Maintain a clawback policy that applies to our incentive-based compensation.

✓  Review NEO compensation annually, with the review conducted by our Compensation Committee that consists solely of independent directors.

✓  Retain an independent compensation consultant.

✓  Maintain stock ownership guidelines requiring our CEO to hold an aggregate amount of vested and unvested Company equity that equals or exceeds six times his annual base salary.

✓  Maintain a minimum vesting period of one year for all equity awards.

x No excise tax gross-up.

x No supplemental company- paid retirement benefits.

x No repricing of stock options without stockholder approval.

x No granting of discounted or reload stock options.

x No guaranteed annual salary increases or bonuses.

Stockholder Value Delivered

COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN

AMONG PGT INNOVATIONS, INC., THE NYSE COMPOSITE INDEX, THE SPDR S&P

HOMEBUILDERS ETF AND THE S&P 500 BUILDING PRODUCTS INDEX

Returns over the indicated periods should not be considered indicative of future stock prices or stockholder returns. This graph shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference into any filings under the Securities Act or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

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Stockholder Engagement

At PGTI, we strive to engage with stockholders on a consistent basis so as to better understand their perspectives and concerns. We have held Analyst & Investor Days, conducted investor outreach programs and have direct communication channels between stockholders and the Board of Directors. We engage with our stockholders throughout the year to get their perspectives and feedback on various topics, which allows us to better understand their priorities and concerns. Among the topics which we engaged with our stockholders about are: financial results, financial outlook, environmental, social and governance matters, corporate strategy and priorities, key initiatives across various business lines, our balance sheet and capital allocation philosophy. Stockholders may at any time communicate with any of our directors by emailing us at rquinn@pgtinnovations.com.

See the Stockholder Engagement Process discussion in the Corporate Governance section on page 12 of this Proxy Statement for more details about our stockholder engagement programs.

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    Corporate Governance

Corporate Governance Practices

PGTI is committed to good corporate governance that aligns with stockholder interests. We maintain numerous policies and practices that demonstrate this commitment, including the following:

Board Practices, Composition, Accountability and Independence	Alignment with Stockholder Interests

•  80% of our directors are independent.

•  Separate CEO and Chair roles.

•  “Plurality Plus” vote for director elections.

•  30% of directors are gender or racially/ethnically diverse.

•  Annual Board and committee evaluations.

•  Written Governance Guidelines clearly defining the role of the Board of Directors.

• One vote per share. • Not a controlled company. • Stock ownership guidelines for CEO. • Mandatory retirement age for directors.

Board of Directors Responsibilities and Structure

ROLES

Our Board of Directors acts as an agent of PGTI’s stockholders by closely monitoring the performance of PGTI’s management. The Board of Directors primarily:

Assesses PGTI’s financial and corporate governance performance to determine whether PGTI’s policies and practices create value for PGTI’s stockholders.	Approves acquisitions, divestitures and investments and associated financing, employee retention and compensation arrangements.	Oversees the determination of executive compensation, benefit and related plans, policies and agreements, including those to be submitted to the stockholders for final approval.

The Board’s Role in Strategy

BOARD ROLE IN RISK OVERSIGHT

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to enhance long-term organizational performance and stockholder value. A fundamental part of risk management is not only understanding the risks we face, how those risks may evolve over time, and what steps management is taking to manage and mitigate those risks, but also understanding what level of risk tolerance is appropriate for us.

Senior management is responsible for the day-to-day management of the risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors regularly reviews information regarding

PGT Innovations 2023 Proxy Statement | Corporate Governance        5

cybersecurity, operations, finance and business development as well as the risks associated with each. While our Board of Directors is ultimately responsible for risk oversight, committees of our Board of Directors also have been allocated responsibility for specific aspects of risk oversight. In particular, the Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, cybersecurity, risk assessment and risk management. Our Board of Directors and the Audit Committee regularly discuss with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks. The Compensation Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the risks arising from our compensation policies and programs. The Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the risks associated with board organization, membership and structure, ethics and compliance, succession planning for our directors and senior management, environmental and social matters, and corporate governance.

We believe the current leadership structure of the Board of Directors supports the risk oversight functions described above by providing independent leadership at each of the Audit Committee, Compensation Committee and Governance Committee levels with ultimate oversight by the full Board.

BOARD OVERSIGHT

•

Regularly review and discuss significant risks with management, including through reviews of annual operating plans, financial performance, merger and acquisition opportunities, market environment updates and presentations on specific risks.

•	Consider regular reports from each committee regarding risk matters under its purview.

Audit Committee	Compensation Committee	Governance Committee	Finance and Transaction Committee

•  Maintains the integrity of our financial statements.

•  Assesses the effectiveness of our internal control over financial reporting.

•  Reviews the qualifications and independence of our independent registered public accounting firm.

•  Oversees the performance of our internal audit function and independent registered public accounting firm.

•  Ensures our compliance with legal and regulatory requirements.

•  Monitors our cybersecurity program, which helps protect us from cyber-attacks and other technology-related risks.

•  Annually reviews, approves, or recommends to the Board of Directors for approval compensation, including incentive opportunities, for our executive officers.

•  Periodically reviews, approves, or recommends to the Board of Directors for approval employment agreements, severance arrangements, change-in-control agreements, and special or supplemental compensation or benefits for our executive officers.

•  Oversees the administration of stockholder approved incentive and benefit plans.

•  Annually reviews and recommends director compensation.

•  Provides an annual Compensation Committee Report.

•  Identifies, evaluates and recommends candidates for election to our Board of Directors.

•  Oversees our corporate governance practices and procedures.

•  Reviews environmental, social and governance efforts that management has implemented to monitor and address the Company’s impact on environmental and social issues.

•  Periodically reviews the Company’s management succession planning, and the Board of Director’s director succession planning.

•  Oversees the annual evaluation of the Board of Directors.

•  Reviews and assesses, and assists the Board of Directors in reviewing and assessing potential acquisitions, divestitures and investments.

•  Conducts periodic reviews of completed transactions.

•  Reviews financing and capitalization strategies of the Company.

•  Oversees stock repurchase plans approved by the Board of Directors.

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Board of Directors Leadership and Structure

Mr. Hershberger serves as Chair of our Board of Directors (“Chair”) and is the Company’s former Chief Executive Officer. Mr. Hershberger retired effective as of December 31, 2017. Mr. Jackson serves as both a director and the Company’s President and Chief Executive Officer. Our Board of Directors has not designated a lead independent director. Our Board of Directors believes that currently there are several important advantages for the Company having the position of Chair held by the retired, former Chief Executive Officer. Mr. Hershberger is especially familiar with the Company’s business and industry, and is capable of assisting the Board in evaluating strategic priorities and discussing execution of strategy. The Board of Directors periodically reviews such leadership structure.

Our independent directors bring experience, oversight and expertise from outside the Company and its industry, while Mr. Hershberger and Mr. Jackson bring Company-specific experience and expertise. Our Board of Directors believes that the role of Chair being held by our retired, former Chief Executive Officer facilitates information flow between management and our Board of Directors, which is essential for effective governance. Our Board of Directors also believes that having a director position filled by a member of the Company’s executive management, specifically the role of President and Chief Executive Officer, adds additional industry and Company-specific experience and expertise and further enhances our Board of Directors’ ability to obtain information and evaluate the effectiveness of the Company’s leadership and operating strategies, and allows Mr. Jackson to serve as a bridge between management and our Board of Directors.

Board of Directors Meetings

The Board of Directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time, as appropriate. The Board of Directors held nine meetings during our fiscal 2022.

ATTENDANCE AT BOARD OF DIRECTORS AND COMMITTEE MEETINGS

Pursuant to our Policy on Director Attendance at the Annual Meeting of Stockholders, which can be obtained without charge in the “Investor Relations” section of our Company website at www.pgtinnovations.com in the section titled “Corporate Governance,” all directors are strongly encouraged to attend each of our annual meetings of stockholders. Any director who is unable to attend an annual meeting of stockholders is expected to notify the Chair of our Board of Directors in advance of such meeting. Eight members of our Board of Directors participated in our 2022 annual meeting of stockholders.

For 2022, each of our directors attended 88% or more of the aggregate of all meetings of our Board of Directors and its committees on which he or she served.

Director Independence

Our common stock trades on the New York Stock Exchange (the “NYSE”) and, accordingly, we are subject to the NYSE Listed Company Manual (the “NYSE Rules”).

Our Corporate Governance Guidelines require that at least a majority of our Board of Directors be independent, consistent with the NYSE Rules. Our Board of Directors applies standards in affirmatively determining whether a director is “independent,” in compliance with the NYSE Rules and SEC rules and regulations. Our Board of Directors, in applying the above-referenced standards, has affirmatively determined that Messrs. Boza, Castaldi, Feintuch, Milgrim, Morgan, and Sherman, and Ms. Bargabos, and Ms. Powell Hawes are “independent” directors. As part of our Board of Directors’ process in making such determination, it also determined that each such director has no other “material relationship” with the Company that could interfere with his or her ability to exercise independent judgment.

Our Board of Directors includes one management director, Mr. Jackson, who serves as both a director and the Company’s President and Chief Executive Officer. Our Board of Directors has determined that Mr. Jackson is not independent under the NYSE Rules and SEC rules and regulations. In addition, our Board of Directors has determined that Mr. Hershberger, who served as the Company’s Chief Executive Officer until his retirement, effective December 31, 2017, and who continued to serve as a paid consultant to the Company until the end of 2020, is not independent under such rules.

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As part of its annual evaluation of director independence, our Board of Directors examined, among other things, whether any transactions or relationships exist currently (or existed during the past three years) between each director and the Company, its subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the NYSE Rules and SEC rules and regulations. No transactions, relationships or arrangements, other than those described under “Certain Relationships and Related Transactions” were presented to, or considered by, our Board of Directors. Our Board of Directors also examined whether there are (or have been within the past year) any transactions or relationships between each director and any executive officer of the Company or its affiliates. As a result of this evaluation, our Board of Directors has affirmatively determined that each independent director named above is independent under those criteria. Independent directors meet in regularly scheduled executive sessions outside the presence of other directors and management representatives. Interested parties, including stockholders, may communicate with the Chair of our Board of Directors or the independent directors as a group by sending a communication, addressed to PGT Innovations, Inc., 1070 Technology Drive, North Venice, Florida 34275, Attention: General Counsel and Corporate Secretary.

Executive Sessions of Non-Management Directors

In accordance with the NYSE Rules, our Board of Directors typically holds an executive session of non-management and independent directors as a part of every regularly scheduled meeting of our Board of Directors. These executive sessions are chaired by a member of our independent directors. At the beginning of such executive sessions, at least a majority of the independent directors determine who should preside over the executive session.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Upon the advice and recommendation of our Governance Committee and in accordance with the NYSE Rules, our Board of Directors has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines address an array of governance issues and principles, including director qualifications and responsibilities, annual performance evaluations of our Board of Directors and meetings of independent directors.

Under our Plurality Plus voting standard for uncontested director elections, any director nominee who receives a greater number of “WITHHOLD” votes than “FOR” votes in an uncontested election is required to tender his or her resignation promptly after certification of the election results for consideration by the Governance Committee of the Board of Directors. Broker non-votes, if any, are not counted as either a “WITHHOLD” or a “FOR” vote for these purposes. The Governance Committee will consider the resignation offer, considering all facts and circumstances it deems relevant, and recommend to the Board of Directors whether to accept or reject the resignation offer, or whether other action should be taken. The Board of Directors will consider the recommendation of the Governance Committee and will determine whether to accept the resignation offer within ninety days of certification of the election results. Full details of this policy are set forth in our Corporate Governance Guidelines, which are available in the “Investor Relations” section of our Company website at www.pgtinnovations.com in the section titled “Corporate Governance.”

We maintain a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to all directors, officers and employees that complies with the NYSE Rules, as well as a Policy on Insider Trading. Our employees are also subject to additional specific policies, guidelines and Company rules governing certain types of conduct or situations. On an annual basis, each director and officer of the Company is required to provide an acknowledgment that he or she has received and reviewed our Code of Ethics and to disclose any related person transactions. In addition, all employees of the Company (including all officers) are required to undergo an annual ethics training program.

Violations of our Code of Ethics by senior officers must be reported to the Audit Committee. A copy of the Code of Ethics can be obtained without charge in the “Investor Relations” section of our Company website at www.pgtinnovations.com in the section titled “Corporate Governance,” or by written request, addressed to PGT Innovations, Inc., 1070 Technology Drive, North Venice, Florida 34275, Attention: General Counsel and Corporate Secretary. There have been no waivers of the Code of Ethics, and we are not aware of any material violations of the Code of Ethics. Any such waivers or amendments of the Code of Ethics are expected to be posted on the Company’s website within four business days.

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Our employees are encouraged to anonymously report any suspected violations of laws, regulations, or the Code of Ethics and/ or any suspected unethical business practices via our continuously monitored hotline.

Assessment of Director Candidates and Required Qualifications

Our Governance Committee is responsible for considering and recommending to our Board of Directors nominees for election as director at our annual meeting of stockholders and nominees to fill any vacancy on our Board of Directors. Our Board of Directors, after taking account of the assessment provided by our Governance Committee, is responsible for considering and recommending to our stockholders, nominees for election as director at our annual meeting of stockholders. In accordance with our Corporate Governance Guidelines, both our Governance Committee and our Board of Directors, in evaluating director candidates, consider the experience, talents, skills and other characteristics of each candidate and our Board of Directors as a whole, in assessing potential nominees to serve as director.

Our Board of Directors believes that the minimum qualifications for serving as a director of the Company are that a nominee have high moral character and personal integrity, a record and reputation for honest, ethical conduct, demonstrated accomplishment in his or her field, the ability to devote sufficient time to carry out the duties of a director, and be at least 21 years of age. Also, a nominee should demonstrate the ability and judgment to work effectively with other members of our Board of Directors to serve the long-term interests of the Company’s stockholders. In addition to these minimum qualifications, our Governance Committee and our Board of Directors may consider all other information relevant in their business judgment to the decision of whether to nominate a candidate for a director seat considering the then-current composition of our Board of Directors.

These factors may include a candidate’s experience, judgment and skills, such as an understanding of: (i) the building products industry and markets; (ii) public company management; (iii) manufacturing and distribution; (iv) industry-relevant technologies; (v) executive compensation and human resources matters; and (vi) accounting and financial management, and/or information technology expertise. In addition, diversity of race, ethnicity, gender and age are factors our Board of Directors may consider in evaluating candidates for membership to our Board of Directors.

Our Governance Committee will identify potential nominees by asking current directors and executive officers to notify the Board if they become aware of persons meeting the criterion described above or by engaging a firm or firms that specialize in identifying director candidates. The Governance Committee also will consider candidates recommended by stockholders as described below.

Stockholder Recommendations and Nominations for Election to the Board

Our Governance Committee will consider nominees recommended by stockholders. Stockholder recommendations can be submitted in writing to our Corporate Secretary at rquinn@pgtinnovations.com. Stockholder recommendations are evaluated under the same standards as other candidates recommended from other sources for membership to our Board of Directors described above in “Assessment of Director Candidates and Required Qualifications.” Any stockholder wishing to nominate a candidate for director at the next annual meeting of stockholders must submit a proposal as described under “Information About the Meeting, Voting and Proxies – Stockholder Proposals and Nominations for the 2024 Annual Meeting of Stockholders” and otherwise comply with the advance notice provisions and information requirements contained in our By-Laws. The stockholder nomination submission should be sent to our Corporate Secretary at 1070 Technology Drive, North Venice, Florida 34275.

Board Evaluation Process

Annually, our Board members complete an assessment of Board performance. This assessment typically includes an evaluation of topics covered by the Board during the year, Board culture and structure, Board processes, and information received by the Board during the past year. The Governance Committee oversees this process.

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Board Committees and Charters

The Board has delegated certain responsibilities and authority to its four standing committees, as described below. Committees report regularly to the full Board on their activities and actions.

The Board currently has a standing Audit Committee, Compensation Committee, Governance Committee, and Finance and Transaction Committee. The Finance and Transaction Committee was established in February 2022. Each committee has a charter that it reviews annually, making recommendations to our Board of Directors for any charter revisions that might be needed to reflect evolving best practices. The members of each of the Audit Committee, Compensation Committee, and Governance Committee are independent and appointed by the Board based on recommendations of the Governance Committee. These committees have the opportunity to meet in closed session, without management present, during each committee meeting.

CURRENT MEMBERS	Audit Committee

William J. Morgan (Chair) Richard D. Feintuch Frances Powell Hawes NUMBER OF MEETINGS HELD IN FISCAL 2022 5

The Audit Committee functions pursuant to a written charter adopted by our Board of Directors, a copy of which may be found at our website at ir.pgtinnovations.com/corporate- governance (not hereby incorporated by reference). The Audit Committee assists our Board of Directors in fulfilling its responsibilities with respect to the oversight of the accounting and financial reporting practices of the Company, including oversight of the integrity of our financial statements and compliance with legal and regulatory requirements, and the qualifications, independence and performance of our independent registered public accounting firm. The Audit Committee also reviews the adequacy of staff and management performance and procedures in connection with financial and disclosure controls. The Audit Committee also assists our Board of Directors with overseeing other enterprise risks, including legal and regulatory, and cybersecurity. The Audit Committee also is charged with preparation of an audit committee report, retention and termination of our independent registered public accounting firm, annual review of the report of our independent registered public accounting firm, and discussion with our independent registered public accounting firm of the audited annual and unaudited quarterly financial statements of the Company and any audit problems or difficulties and management’s response thereto.

Our Board has determined that each member of the Audit Committee is both independent (as that term is defined by the NYSE Rules and SEC rules and regulations related to audit committee members) and financially literate as required by the NYSE Rules, and that Mr. Morgan and Ms. Powell Hawes are “financial experts” as defined by SEC rules and regulations.

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CURRENT MEMBERS	Compensation Committee

Alexander R. Castaldi (Chair) Xavier F. Boza Floyd F. Sherman NUMBER OF MEETINGS HELD IN FISCAL 2022 3

The Compensation Committee functions pursuant to a written charter adopted by our Board of Directors, a copy of which may be found at our website at ir.pgtinnovations.com/corporate- governance (not hereby incorporated by reference). The Compensation Committee reviews, approves, or recommends to our Board of Directors for approval, compensation of our executive officers, including our Chief Executive Officer. The Compensation Committee also evaluates annually the appropriate level of compensation for our Board of Directors and Committee service by members of the Board based on appropriate factors as determined by the Compensation Committee, and report to our Board of Directors. In addition, the Compensation Committee determines participants and levels of awards to be granted under our equity incentive plans. For information about our compensation program, the role of the Compensation Committee and the engagement of compensation consultants in setting executive compensation, see “Executive Compensation – Compensation Discussion and Analysis.”

Each member of the Compensation Committee is independent under the NYSE Rules, and each member is also a “Non-Employee Director,” as defined in SEC Rule 16(b)-3. The Compensation Committee held a portion of each regularly scheduled meeting in closed session with only the committee members present.

CURRENT MEMBERS	Governance Committee

Richard D. Feintuch (Chair) Sheree L. Bargabos William J. Morgan NUMBER OF MEETINGS HELD IN FISCAL 2022 4

The Governance Committee functions pursuant to a written charter adopted by our Board of Directors, a copy of which may be found at our website at ir.pgtinnovations.com/corporate- governance (not hereby incorporated by reference). The Governance Committee advises our Board of Directors on corporate governance matters and, among other things, assists our Board of Directors in identifying and recommending qualified director candidates. The Governance Committee also reviews and makes recommendations to our Board of Directors on the size and composition of our Board of Directors, independence determinations with respect to continuing and prospective directors, assignments to committees of our Board of Directors and resignations of directors, when appropriate. The Governance Committee also oversees the evaluation of our Board of Directors, the committees and individual directors.

Our Board has determined that each member of the Governance Committee is independent under both the NYSE Rules and SEC rules and regulations.

CURRENT MEMBERS	Finance and Transaction Committee

Rodney Hershberger (Chair) Brett N. Milgrim Floyd F. Sherman NUMBER OF MEETINGS HELD IN FISCAL 2022 —

The Finance and Transaction Committee functions pursuant to a written charter adopted by our Board of Directors, a copy of which may be found at our website at ir.pgtinnovations.com/ corporate-governance (not hereby incorporated by reference). The Finance and Transaction Committee is responsible for reviewing and assessing, and assisting the Board in reviewing and assessing, potential strategic acquisitions, divestitures and investments, and related financing and strategies. The Finance and Transaction Committee also conducts periodic reviews of completed transactions and oversees stock repurchase plans approved by the Board.

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Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of independent, non-employee directors only. Messrs. Boza, Castaldi, and Sherman served as members of our Compensation Committee in fiscal 2022. No interlocking relationship existed during 2022 between our executive officers, members of our Board of Directors or members of our Compensation Committee, and the executive officers, members of the board of directors or members of the compensation committee of the board of directors of any other company.

Stockholder Engagement Process

At PGTI, we strive to engage with stockholders on a consistent basis so as to better understand their perspectives and concerns. We hold investor days, investor outreach programs and have direct communication channels between stockholders and the Board. Our Annual Meeting also provides an opportunity for further stockholder engagement. Stockholder feedback is shared with the Board and referenced during Board discussions. Where appropriate, we aim to incorporate feedback and information obtained through our stockholder engagement process into our decision-making.

INVESTOR OUTREACH

We engage with our stockholders and other prospective investors throughout the year to get their perspectives and feedback on various topics, which allows us to better understand their priorities and concerns. Among the topics which we engaged with our stockholders about are:

•	Financial results;

•	Financial outlook;

•	Environmental, social and governance matters;

•	Corporate strategy and priorities;

•	Key initiatives across various lines of business; and

•	The health of the Company’s balance sheet and capital allocation philosophy.

We will continue to engage with our stockholders on a regular basis in order to understand their perspectives and incorporate their feedback, as appropriate, on our performance, business strategies, executive compensation programs, environmental and social matters, and corporate governance practices.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may, at any time, communicate with any of our directors by emailing rquinn@pgtinnovations.com. The subject line should read “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such emails must identify the sender as a stockholder, provide evidence of the sender’s stock ownership, and clearly state whether the intended recipients are all members of our Board of Directors or a particular director or directors.

All communications received in accordance with these procedures will be reviewed by the Corporate Secretary and forwarded to the appropriate director or directors unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient. Examples of stockholder communications that would be considered improper for submission include communications that:

•	Do not relate to the business or affairs of our Company or the functioning or constitution of our Board of Directors or any of its committees;

•	Relate to routine or insignificant matters that do not warrant the attention of our Board of Directors;

•	Are advertisements or other commercial solicitations;

•	Are frivolous or offensive; or

•	Are otherwise not appropriate for delivery to directors.

The inclusion of any website address in this Proxy Statement does not incorporate by reference the information on or accessible through the website into this Proxy Statement.

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Environmental, Social and Governance Approach

Environmental, social and governance (“ESG”) considerations continue to evolve and influence how we conduct our business. We believe that environmental and social responsibility, the safety of our employees, and strong, ethical governance practices drive stockholder value and benefit our company as a whole. We intend to continue making efforts to improve ESG performance and conduct our business in a manner that contributes to positive economic, social and environmental outcomes for our customers, stockholders, employees and the communities in which we operate.

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ENVIRONMENTAL ACCOUNTABILITY

Environmental Responsibility

Our Board of Directors and management team recognize that environmental responsibility by public companies is of increasing importance to investors and believe that being a responsible corporate citizen in this area helps drive shareholder value. We are committed to making a positive impact on the environment, including in the communities where our customers and employees live and work. We have undertaken steps to proactively and positively impact the environment, including programs to reduce waste and encourage recycling, reduce energy consumption, and improve the fuel efficiency of our vehicle fleet.

Environmental Sustainability

We continue to focus on managing stormwater runoff and preventing stormwater pollution at our Venice, Florida location. These efforts included routine visual inspections of the grounds surrounding the production facilities and production operations that could conceivably contribute to stormwater pollution, quarterly monitoring of the stormwater runoff generated for signs of pollution, and proactively maintaining the stormwater control structures on the facility grounds. Additionally, we continue to research zero-landfill disposal options for the manufacturing waste generated at our production facilities that is not currently recycled.

Energy and Fuel Management

We expect to continue our efforts to improve the energy efficiency of our operations because we believe it is good for our business and for the environment.

As part of our effort to reduce our carbon footprint, we have focused on making our fleet of delivery vehicles more fuel efficient. For example, almost all of our existing fleet of tractor-trucks, and all new trucks we purchase, utilize the injection of an aqueous urea solution diesel exhaust fluid, as an element of a selective catalytic reduction process, to help convert nitrogen oxide emissions into nitrogen gas and water vapor before being released into the environment, to reduce the amount of air pollution created. In addition, we have installed regulators or similar control mechanisms on our fleet of tractor-trucks that do not allow them to exceed a speed of sixty miles per hour, which further conserves fuel and reduces the amount of emissions they generate. We also have systems in place to monitor and correct any excessive acceleration, stopping-and-starting, or other driver behavior that decreases fuel efficiency.

How Our Products Promote Energy Efficiency

We believe our products, which have some of the best energy efficiency ratings in North America, promote energy conservation and efficiency, and thus, help decrease greenhouse gas emissions and global warming. For example, our new, energy-efficient windows and doors are often used to replace older, less energy-efficient windows and doors. In addition, because our products last much longer than wooden windows and doors, the use of our products helps conserve trees, reducing the number that must be cut and processed each year for use in windows and doors.

OUR PEOPLE

Employee Safety

The safety of our team members is our top priority, and we have taken significant steps in recent years to drive improvements in this area. We believe recent improvements in worker safety are due to the workplace safety initiatives we have taken, including: adopting a new incident management system that records workplace injuries and near misses, and ensures that investigations with targeted corrective and preventative actions are conducted to address and mitigate the root causes of any incident; implementing ergonomics-related safety improvements; training team members to identify and quickly address potentially unsafe activities and practices; developing an incident sharing practice, which allows all of our locations to learn from the incidents and injuries that occur at other locations so they can proactively implement measures to mitigate the risk that a similar incident or injury will occur at their location; partnering with vendors to obtain high quality personal protective equipment and related training; developing a system of in-house trainers to ensure that critical safety topics are conducted in a timely manner; and providing onsite physical therapy and fitness centers to our employees at our Venice, Florida site and other facilities.

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Labor Practices and Human Rights

All of our employees earn more than the federal minimum wage and we believe our hourly wages are competitive with the local communities in which our facilities operate. We strive to help our employees maintain job stability, so they are encouraged to stay with the Company and positioned to grow their skills and knowledge on the job. In an effort to reduce employee turnover, we engage in annual surveys with employees, we maintain an open-door policy that enables us to help identify any issues before they cause an employee to leave the Company, and we review exit interview data, hotline calls and root cause analysis to help deter turnover. We also assign dedicated Company human resources representatives to each department so that we can better monitor employee morale within each department.

PGTI respects the rights of workers of other companies who provide products and services to PGTI. We communicate our expectations to suppliers on compliance with applicable federal, state and local laws, including with respect to compensation and safety, through the terms of our written agreements and policies with our suppliers.

Workforce Diversity and Inclusion and Human Capital Management

We believe in being an inclusive workplace for all of our employees and are committed to having a diverse workforce that is representative of the communities in which we operate and sell our products. A variety of perspectives enriches our culture, leads to innovative solutions for our business, enables us to better meet the needs of a diverse customer base, and reflects the communities we serve. Our aim is to develop inclusive leaders and an inclusive culture, while also recruiting, developing, mentoring, training, and retaining a diverse workforce, including a diverse group of management-level employees. For example, we currently have female executives in several of our senior leadership roles, including the positions of Vice President of Marketing, Senior Vice President of Human Resources, Chief Customer Officer, and President of our NewSouth business. Our diversity and inclusion initiatives include: our Leading Ladies program, a program designed to identify, develop and mentor female employees who have demonstrated potential for serving as leaders within our organization; annual diversity & inclusion training; and Dale Carnegie, a program that helps our managers understand how to appreciate, respect and value individual differences and behaviors.

We believe in offering career opportunities, resources, programs and tools to help employees grow and develop, as well as competitive wages and benefits to retain them. Our efforts in these areas include: offering platforms, including on-line and in-person professional growth and development training, to help employees develop their skills and grow their careers at the Company; providing employees with recurring training on critical issues such as safety and security, compliance, ethics and integrity and information security; offering a tuition reimbursement program for courses related to current or future roles at the Company; providing scholarship dollars to the children of eligible employees who are pursuing secondary education in a trade school or college; offering health benefits for all eligible employees, including our eligible hourly employees; providing confidential counseling for employees through our employee assistance program; providing paid time off to eligible employees; matching employees’ 401(k) plan contributions of up to 3% of eligible pay after one year of service; offering an employee stock purchase program for eligible employees; providing a Company-subsidized childcare center for the employees of our Venice, Florida facility; and offering employees an hourly incentive program that monetarily rewards employees for improving operational efficiency and productivity along with quality and material utilization.

In our efforts to have all of our employees comply with all applicable employment-related laws, we provide non-discrimination and anti-harassment training as part of the Company’s mandatory compliance training, including for the hourly employees in our call centers, fulfillment centers and stores.

OUR COMMUNITIES

Our work is more than producing exceptional building products. A constant is putting our families and communities first. That means contributing where we live and work. Our corporate giving and volunteering efforts focus on local agencies and nonprofits as well as, volunteering or charitable giving to support communities in need after a natural disaster. Examples of our work in the communities where we operate include the following:

•

Truckers Against Trafficking. While human trafficking takes place in many forms and places, roadways and related infrastructure serve as a prime breeding ground for trafficking. Commercial Driver License (CDL) holders play a pivotal role in the fight against this horrendous crime, serving as the eyes and ears of our highways. All of our CDL drivers, field service

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technicians and sales representatives have been trained to look for signs of human trafficking and how to report it. This training was executed through the Highway Heroes program in association with the Florida Attorney General. We furthered our partnership with the Florida Attorney General by becoming a founding member of the 100% Club and pledging to train 100% of our team members on identifying and reporting human trafficking.

•

Hurricane Relief. Staying true to our roots of serving communities that have been impacted by hurricanes, we undertook a series of actions in Venice, Florida and surrounding areas following Hurricane Ian to respond to those impacted by the storm. Such actions include: rescuing stranded team members and their families from flooded areas via kayaks, paddleboard and boats; hosting distribution events at our Venice, Florida and Fort Myers, Florida locations to provide essential relief supplied to team members; delivering essential relief supplies to team members not able to travel to the distribution sites; dispatching task force groups to assist with home repair and delivery of supplies; offering extra volunteer paid time off to team members who could help with recovery efforts; and offering family fund loans and a charitable fund for its team members who had significant damage to their homes or property.

•

PGTI University. PGTI University, our dealer education and training group, worked with technical colleges in the Venice, Florida area to provide education and real-world skills training to students as part of their course curriculum.

•

Pathway to PGTI. Pathway to PGTI is a program that we created to reach the future workforce that is currently still in high school. This program is one of the ways we’re working with high school students to provide education and real-world skills training to offset the challenges our industry is seeing with generating interest in manufacturing careers among younger generations.

GOVERNANCE

We are committed to good corporate governance that aligns with stockholder interests. We maintain numerous policies and practices that demonstrate this commitment as described in more detail in our “Corporate Governance” section above. In addition to those policies and practices described above our Board has adopted a “Plurality Plus” voting standard for uncontested director elections. In addition, our Board of Directors implemented:

•	Stock ownership guidelines for our CEO that require the CEO to hold an aggregate amount of vested and unvested Company equity that equals six times his annual base salary;

•

An amended and restated clawback policy, which was adopted in February 2023, that is intended to comply with the clawback standards applying to listed companies under the Dodd-Frank Act, and gives the Compensation Committee the authority to direct the Company to use prompt and reasonable effort to recover from the Company’s executive officers all excessive incentive-based compensation received by the Company’s executive officers and controller during the three-year period immediately prior to the year in which the Company is required to restate its financial statements, regardless of whether any executive officer engaged in wrongdoing or misconduct in connection with the financial statements that the Company had to restate; and

•	Full Board cybersecurity training, and regular cybersecurity updates.

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    Proposal 1 - Election of Directors

There are currently ten members of our Board of Directors. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, our Board of Directors is “classified,” which means it is divided into three classes of directors based on the expiration of their terms. Under this arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are “staggered.”

Our Board of Directors has nominated Mr. Feintuch, Mr. Jackson, Mr. Milgrim, and Ms. Powell Hawes to be elected during the Annual Meeting to serve again as Class II directors until our 2026 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified.

Each director nominee has consented to continue to serve as a director if elected during the Annual Meeting. Should a nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares of our common stock that such proxy represents for the election of such other person as our Board of Directors may nominate or the Board of Directors may reduce its size. We have no reason to believe that any of the nominees will be unable to serve.

✓	THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF THESE FOUR CLASS ll DIRECTOR NOMINEES.

Set forth below is certain information concerning each nominee for election as a director during the Annual Meeting and each director whose current term of office will continue after the Annual Meeting. Each of our directors brings to our Board of Directors a wealth of varied experience derived from service as executives, financial experts, subject experts and/or industry leaders.

Name	Age	Class and Position	Date Elected or Appointed Director
Xavier F. Boza*	58	Class I Director	2021
Alexander R. Castaldi*	73	Class I Director	2004
William J. Morgan*	76	Class I Director	2007
Richard D. Feintuch*	70	Class II Director	2006
Jeffrey T. Jackson	57	Class II Director	2016
Brett N. Milgrim*	54	Class II Director	2003
Frances Powell Hawes*	68	Class II Director	2019
Sheree L. Bargabos*	67	Class III Director	2016
Rodney Hershberger	66	Class III Director	2004
Floyd F. Sherman*	83	Class III Director	2005

*	Denotes director whom our Board of Directors has affirmatively determined to be independent.

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CLASS II – DIRECTORS WITH TERMS EXPIRING IN 2023

Richard D. Feintuch Former Partner of Wachtell, Lipton, Rosen & Katz Director Since: 2006 Age: 70

Committees: • Governance Committee (Chair) • Audit Committee

Biography

Mr. Feintuch became a director in 2006. Mr. Feintuch was a partner of the law firm Wachtell, Lipton, Rosen & Katz from 1984 until his retirement in 2004, specializing in mergers and acquisitions, corporate finance, and the representation of creditors and debtors in large restructurings. Mr. Feintuch earned a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania and a J.D. from New York University School of Law.

Relevant Expertise

The Board of Directors believes that Mr. Feintuch’s significant knowledge, and the experience he obtained as a partner of a leading international law firm, brings not only legal skills but practical know-how into the board room, and such skills are useful in the discussion and evaluation of all corporate affairs.

Other Public Company Boards

Jeffrey T. Jackson President and Chief Executive Officer Director Since: 2016 Age: 57

Committees: • None

Biography

Mr. Jackson has served as the Company’s President and Chief Executive Officer since his appointment to that role effective January 1, 2018. He joined PGT Innovations in November 2005 as Vice President and Chief Financial Officer. In 2006, Mr. Jackson helped lead the Company’s IPO, and was later named Executive Vice President. In 2014, Mr. Jackson became President and Chief Operating Officer with responsibilities overseeing the Company’s strategic direction, as well as all aspects of operations. In 2016, Mr. Jackson was appointed to the Board of Directors. Prior to joining PGT Innovations, Mr. Jackson held various executive management roles. In 2004, he joined The Hershey Company as Vice President and Corporate Controller. Prior to Hershey, Mr. Jackson served in positions of increasing responsibility with Schwan’s Bakery, including Senior Vice President - General Manager of Emerging Channels, and Senior Vice President and CFO. In addition, Mr. Jackson worked for Flowers Foods, Inc., The Coca-Cola Company, and KPMG. Mr. Jackson serves on the Board of Directors for Smith Douglas Homes, a private home builder based in Atlanta, Georgia. Mr. Jackson also serves as Chair for the Sarasota Manatee Airport Authority, which oversees the Sarasota-Bradenton International Airport. Mr. Jackson earned a Bachelor of Business Administration from the University of West Georgia and is a Certified Public Accountant in the State of Georgia.

Relevant Expertise

The Board of Directors believes that Mr. Jackson brings company-specific experience and expertise. The Board of Directors also believes that Mr. Jackson adds industry-specific experience and expertise, and further enhances our Board of Directors’ ability to obtain information and evaluate the effectiveness of the Company’s leadership and operating strategies.

Other Public Company Boards

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Brett N. Milgrim Former Managing Director of JLL Partners, Inc. Director Since: 2003 Age: 54

Committees: • Finance and Transaction Committee

Biography

Mr. Milgrim became a director in 2003. Mr. Milgrim is a director of Builders FirstSource, Inc., and is the co-chair of the board of directors of Loar Group, Inc., a business specializing in the design and manufacture of aerospace components. Effective April 4, 2019, Mr. Milgrim was appointed to the board of directors of Horizon Global Corporation, one of the world’s leading manufacturers of branded towing and trailering equipment. He was a Managing Director of JLL Partners, Inc., which he joined in 1997, until his retirement in 2011.

Relevant Expertise

Our Board of Directors believes that Mr. Milgrim is extremely knowledgeable regarding all aspects of corporate finance and the capital markets, and that this knowledge is important to the Company and its stockholders.

Other Public Company Boards

Builders FirstSource, Inc.

Horizon Global Corporation

Frances Powell Hawes Former Chief Financial Officer of Grant Prideco, Inc. Director Since: 2019 Age: 68

Committees: • Audit Committee

Biography

Ms. Powell Hawes joined our Board of Directors effective on January 1, 2019. Ms. Powell Hawes has served in senior finance and accounting positions with public and private companies for more than thirty years, including as Chief Financial Officer of NCI Building Systems, Inc., a manufacturer of metal products for the construction industry, and Grant Prideco, Inc., a supplier of premium drill pipe and drill stem accessories. In addition to her extensive finance and accounting experience, Ms. Powell Hawes also has significant mergers and acquisitions experience. Ms. Powell Hawes serves on the boards of directors of two other public companies, Archrock, Inc. and Vital Energy, Inc., and served on the board of Energen Corporation from 2013 until November 2018.

Relevant Expertise

Our Board of Directors believes that Ms. Powell Hawes’ extensive experience, including her roles in executive finance and accounting leadership, strengthens our Board of Directors’ ability to provide financial and accounting-related oversight and make other significant contributions to the Company.

Other Public Company Boards

Archrock, Inc.

Vital Energy, Inc.

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Continuing Directors

CLASS III - DIRECTORS WITH TERMS EXPIRING IN 2024

Sheree L. Bargabos Former President of Owens Corning, Roofing and Asphalt division Director Since: 2016 Age: 67

Committees: • Governance Committee

Biography

Ms. Bargabos became a director in 2016. Ms. Bargabos is a seasoned executive whose career spans over 35 years at Owens Corning, a global maker of building and composite material systems, until her retirement in 2015. Prior to her most recent transition role as Vice President, Customer Experience, she spent a decade as the President of Owens Corning’s $2 billion Roofing and Asphalt division. In October 2018, Ms. Bargabos was appointed to the board of directors of Steel Dynamics, Inc., one of the largest domestic steel producers and metals recyclers in the United States. Ms. Bargabos earned a Bachelor of Science in Chemistry from McGill University and a Master of Business Administration from Babson College.

Relevant Expertise

The Board of Directors recognizes Ms. Bargabos’ experience in various roles of increasing responsibility in the building materials industry, which the Board believes is an asset to the Company and its stockholders.

Other Public Company Boards

Steel Dynamics, Inc.

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Rodney Hershberger Former Chief Executive Officer of PGT Innovations, Inc. Director Since: 2004 Age: 66

Committees: • Finance and Transaction Committee (Chair)

Biography

Mr. Hershberger serves as the Company’s non-employee Chair of the Board, effective as of January 1, 2018. He retired as our Chief Executive Officer effective December 31, 2017. Mr. Hershberger, a co-founder of the Company, has served the Company for nearly 40 years. He was named President, and appointed to our Board of Directors, in 2004, and became our Chief Executive Officer in March 2005. In 2003, Mr. Hershberger became Executive Vice President and Chief Operating Officer, and oversaw the Company’s Florida and North Carolina Operations, sales, marketing, and engineering groups. Previously, Mr. Hershberger led the manufacturing, transportation, and logistics operations in Florida, and served as Vice President of Customer Service.

Relevant Expertise

The Board of Directors recognizes Mr. Hershberger’s nearly 40 years of experience with the Company in the Florida market and the position of respect he has earned throughout the industry in which the Company operates through his thoughtful and honest leadership, and further recognizes his knowledge, skills, reputation and service to the community, including as the chair of the board of directors of Gulf Coast Community Foundation, a public charity serving the needs of the local Sarasota community, and as a board member of the Argus Foundation, a foundation that applies business leadership to identify, educate, advocate and collaborate on solutions for important community issues to enhance the quality of life, the environment and economic wellbeing of citizens, as driving great value to the Company and its stockholders.

Other Public Company Boards

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Floyd F. Sherman Former Chief Executive Officer of Builders FirstSource, Inc. Director Since: 2005 Age: 83

Committees: • Compensation Committee • Finance and Transaction Committee

Biography

Mr. Sherman became a director in 2005. Mr. Sherman served as Chief Executive Officer of Builders FirstSource, Inc., a leading supplier and manufacturer of structural and related building products for residential new construction, until his retirement as CEO effective January 1, 2018. Mr. Sherman also served as a director of Builders FirstSource, Inc. during that time, and continues to do so following his retirement as CEO. Before joining Builders FirstSource, Mr. Sherman spent 28 years at Triangle Pacific/Armstrong Flooring, the last nine of which he served as Chairman and Chief Executive Officer. Mr. Sherman has over 50 years of experience in the building products industry. A native of Kerhonkson, New York and a veteran of the U.S. Army, Mr. Sherman is a graduate of the New York State College of Forestry at Syracuse University. He also holds a Master of Business Administration degree from Georgia State University.

Relevant Expertise

The Board understands that Mr. Sherman’s 50 years of experience in the building products industry provide him with the knowledge to make significant contributions to the development of the Company’s business strategy.

Other Public Company Boards

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CLASS I - DIRECTORS WITH TERMS EXPIRING IN 2025

Xavier F. Boza Chief Human Resources Officer of Flex Ltd. Director Since: 2021 Age: 58

Committees: • Compensation Committee

Biography

Mr. Boza became a director in 2021. Mr. Boza has served in senior human resources positions with public companies for more than twenty years, including in his current role as Chief Human Resources Officer of Flex Ltd. Prior to joining Flex, Mr. Boza was Executive Vice President and Chief Human Resources Officer of Campbell Soup Company, Inc., which he joined in 2015. Mr. Boza joined Campbell as Vice President of Human Resources of its Global Biscuits and Snacks division, serving in that role from 2015 to 2017, then served as Vice President of Human Resources of Global Operations from 2017 to 2018. He was promoted to Senior Vice President and Chief Human Resources Officer in 2018 and became Executive Vice President in 2019. Prior to joining Campbell, Mr. Boza was with the Kellogg Company as Regional Vice President of Human Resources and Global Supply Chain for Kellogg Latin America from 2013 to 2015. Prior to joining Kellogg, Mr. Boza was with Kraft Foods Group, Inc. from 2009 to 2013 in various management roles in human resources with increasing levels of responsibility, from Director to Head of Human Resources, serving domestically and internationally.

Relevant Expertise

The Board recognizes Mr. Boza’s extensive human capital management experience, as well as his significant experience assisting with the development and implementation of new strategic plans and business models, managing corporate restructurings, identifying operating synergies and assisting executive officers with aligning management and labor structures with corporate strategies as being of great value to the Company, its stockholders, and the Compensation Committee of the Board of Directors.

Other Public Company Boards

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Alexander R. Castaldi Former Managing Director of JLL Partners, Inc. Director Since: 2004 Age: 73

Committees: • Compensation Committee (Chair)

Biography

Mr. Castaldi became a director in 2004. Mr. Castaldi was a Managing Director of JLL Partners, Inc., which he joined in 2003, until his retirement in August 2018, and was previously a chief financial officer of three management buyouts. He was most recently Executive Vice President, Chief Financial Officer and Administration Officer of Remington Products Company. Previously, Mr. Castaldi was Vice President and Chief Financial Officer at Uniroyal Chemical Company. From 1990 until 1995, he was Senior Vice President and Chief Financial Officer at Kendall International, Inc. During the 1980s, Mr. Castaldi was also Vice President, Controller of Duracell, Inc. and Uniroyal, Inc. From 2004 to February 2006, Mr. Castaldi served as a director of Builders FirstSource, Inc.

Relevant Expertise

The Board recognizes the vast experience at the senior executive management level which Mr. Castaldi possesses and deems it to be of great value to the Company and its stockholders.

Other Public Company Boards

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William J. Morgan Former Partner of KPMG LLP Director Since: 2007 Age: 76

Committees: • Audit Committee (Chair) • Governance Committee

Biography

Mr. Morgan became a director in 2007. Mr. Morgan is a retired partner of the accounting firm KPMG LLP (“KPMG”) where he served clients in the industrial and consumer market practices. From 2004 until 2006, he was the Chairman of KPMG’s Audit Quality Council and, from 2002 until 2006, he was a member of its Independence Disciplinary Committee. Mr. Morgan was the Lead Partner for the Chairman’s 25 Partner Leadership Development Program and continued through 2009 to provide services to KPMG as an independent consultant to its leadership development group and as Dean of the then current Chairman’s 25 Partner Leadership Development Program. He previously served as the Managing Partner of the Stamford, Connecticut office and as a member of the board of directors for KPMG LLP and KPMG Americas. Mr. Morgan served as a member of the board of directors of Barnes Group, Inc. from 2006 to 2022 and in that time served as the Chairman of its Audit Committee and a member of the Executive and Corporate Governance Committees. Mr. Morgan was a member of the board of directors and audit committee of The J.G. Wentworth Company from 2014 until January 2018. The Board identified Mr. Morgan’s extensive experience in public accounting (29 years as a partner), where he worked closely with client management and audit committees on matters relating to accounting, auditing, control, corporate governance, and risk management, as providing significant value to the Company and its stockholders.

Relevant Expertise

The Board also recognizes Mr. Morgan’s significant Board and Audit Committee experience and qualifications as a “financial expert” on the Audit Committee.

Other Public Company Boards

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ELECTION MECHANICS

Plurality Plus. Director nominees are elected by a plurality of the votes cast, and the director nominees who receive the greatest number of votes during the Annual Meeting (up to the number of directors to be elected) will be elected. However, the Company’s Corporate Governance Guidelines provide for a “Plurality Plus” voting standard with respect to the election of directors. Any director nominee who receives a greater number of “WITHHOLD” votes than “FOR” votes in an uncontested election, such as this election, is required to promptly submit an offer of resignation for consideration by the Governance Committee of the Board of Directors. The Governance Committee will consider the resignation offer, considering all facts and circumstances it deems relevant, and recommend to the Board of Directors whether to accept or reject the resignation offer, or whether other action should be taken. The Board of Directors will consider the recommendation of the Governance Committee and will determine whether to accept the resignation offer within ninety days of certification of the election results. Shares of our common stock represented by a validly executed proxy will be voted, if authority to do so is not withheld, for the election of director nominees named in Proposal 1. Only votes “FOR” are counted in determining whether a plurality has been cast in favor of a director nominee. “WITHHOLD” votes have no effect. Broker non-votes are not counted as a “WITHHOLD” or a “FOR” vote for these purposes.

Director Compensation

OVERVIEW OF OUR COMPENSATION PROGRAM FOR NON-EMPLOYEE DIRECTORS

Our director compensation program is designed to attract and retain top director talent and align the interests of our directors with the interests of our stockholders. Our Compensation Committee is responsible for reviewing and making recommendations to the Board with respect to the compensation of our directors, including any equity-based compensation. Directors who are our employees do not receive compensation for their services on the Board.

Our Compensation Committee’s review of our director compensation programs is supported by information provided by the independent compensation consultant to the Compensation Committee, Aon Rewards Solutions.

Non-Employee Director Compensation Elements for 2022

Annual compensation for the non-management members of our Board of Directors typically is established each year. In 2022, all non-management directors received the following annual compensation:

Compensation Elements(1)	Amount in $
Compensation Element - Retainers
Annual cash retainer	$70,000
Annual equity retainer(2)	100,000
Compensation Element - Committee Fees
Chair of the Board of Directors	$70,000
Committee Chair - Audit	20,000
Committee Chair - Compensation	15,000
Committee Chair - Governance	12,000
Committee Chair - Finance and Transaction	7,250
Committee Member - Audit	10,000
Committee Member - Compensation	8,750
Committee Member - Governance	7,250
Committee Member - Finance and Transaction	7,250

(1)

Members also receive reimbursement of reasonable travel expenses, which typically does not exceed $5,000 annually, but which is not considered to be compensation for purposes of the table set forth above.

(2)

This amount is paid in restricted stock awards or restricted stock units, depending on the election made by the director. The restrictions on those that elect to receive restricted stock awards are scheduled to lapse on the first anniversary of the date of grant, which is generally granted at or around the time of the annual meeting of stockholders each year, with a value at the time of grant in 2022 of $100,000. See notes (2), (3) and (5) to the table titled “Director Compensation for 2022” on the next page.

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Director Compensation for 2022

	Fees Earned or Paid in Cash for Service on
Name	Our Board of Directors(1)	Committees of Our Board of Directors	Stock Awards(1)(2)	All Other Compensation	Total
Sheree L. Bargabos	$70,000	$7,250	$100,000	$—	$177,250
Xavier Boza	70,000	8,750	100,000	—	178,750
Alexander R. Castaldi	70,000	15,000	100,000	—	185,000
Richard D. Feintuch(3)	70,000	22,000	100,000	—	192,000
Rodney Hershberger(4)	70,000	77,250	100,000	—	247,250
Brett N. Milgrim(4)	70,000	7,250	100,000	—	177,250
William J. Morgan	70,000	27,250	100,000	—	197,250
Frances Powell Hawes(5)	70,000	10,000	100,000	—	180,000
Floyd F. Sherman(4)	70,000	16,000	100,000	—	186,000

(1)	Cash fees paid by the Company for service on our Board of Directors is $70,000 per year, and the value of equity awards granted is $100,000 per year.

(2)

Represents the aggregate grant date fair value of stock awards granted during the reported fiscal year, computed in accordance with FASB ASC Topic 718. The stock awards represent grants of restricted stock the values of which are calculated using (a) the number of shares awarded as of the grant date, or 5,084 shares, and (b) the market value of our common stock on the date awarded, which we define as the closing price of our common stock the business day prior to the grant date of June 10, 2022, or $19.67 per share, for a total grant-date fair value of approximately $100,000. The restrictions on these shares lapse on June 10, 2023, the first anniversary of the grant date. However, see notes (3) and (5) regarding deferral elections executed by Mr. Feintuch and Ms. Powell Hawes, respectively.

(3)

In December 2017, Mr. Feintuch executed a valid deferral election to defer his earnings from stock awards, beginning with stock awards granted in May 2018, and continuing indefinitely thereafter. Pursuant to his deferral agreement, such earrings, which would otherwise have vested beginning in May 2019, will be deferred until the earliest of (i) his separation from the Company, as defined in Section 409A of the Internal Revenue Code, (ii) a change in control of the Company, as defined in the Company’s Long-Term Equity Incentive Plans, or (iii) his disability or death, as defined in Section 409A of the Internal Revenue Code.

(4)

For each of Messrs. Hershberger and Sherman, the amount in the “Fees Earned or Paid in Cash for Service on Committees of Our Board of Directors” column includes the fee of $7,250 for their 2022 service on the Finance and Transaction Committee, which was paid in our 2023 fiscal year due to a clerical oversight relating to the timing of payments for Board committee service fees. Mr. Milgrim received the fee of $7,250 for his 2022 service on the Finance and Transaction Committee in our 2022 fiscal year.

(5)

In December 2020, Ms. Powell-Hawes executed a valid deferral election to defer her earnings from stock awards, beginning with stock awards to be grant in May 2021, and continuing indefinitely thereafter. Pursuant to her deferral agreement, such earrings, which would otherwise have vested beginning in May 2022, will be deferred until the earliest of (i) her separation from the Company, as defined in Section 409A of the Internal Revenue Code, (ii) a change in control of the Company, as defined in the Company’s Long-Term Equity Incentive Plans, or (iii) her disability or death, as defined in Section 409A of the Internal Revenue Code.

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Proposal 2 - Approval, on an Advisory Basis, of Our Named Executive Officer Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to vote, on an advisory basis, to approve the executive compensation as reported in this Proxy Statement. This proposal is advisory in nature and, therefore, is not binding upon our Board of Directors or our Compensation Committee. However, the Compensation Committee will, as it has done in the past, carefully evaluate the outcome of the vote when considering future executive compensation decisions.

We believe that our compensation components provide a reasonable balance of base compensation, cash incentive compensation, long-term equity-based incentive compensation, and other benefits and perquisites that is closely aligned with each executive officer’s individual performance and the Company’s overall performance. The Company aims to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through cash and equity-based incentive compensation to achieve business objectives and create stockholder value. We believe that each of our compensation components is integral to attracting, retaining and rewarding qualified NEOs, and fostering operating performance.

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy, and which contains tables and a narrative discussion about specific compensation of our NEOs. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

We value the feedback provided by our stockholders and seek their input as part of our regular stockholder outreach efforts. At the 2022 annual meeting of stockholders, approximately 92% of votes cast supported our executive compensation program. We would like to sustain the stockholder support for our executive compensation program and will continue to engage in regular discussions with our stockholders regarding their views on executive compensation matters. We will continue to consider stockholder feedback, input from our independent compensation consultant and the outcomes of future “say-on-pay” votes when assessing our executive compensation programs and policies, and when making compensation decisions for our NEOs. The stockholder vote to approve, on an advisory basis, a Say-on-Pay proposal currently occurs annually, and the next such vote will occur at the 2024 annual meeting of stockholders.

✓	OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID BY THE COMPANY TO ITS NAMED EXECUTIVE OFFICERS.

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    Compensation Committee Report

Set forth below is the “Compensation Discussion and Analysis,” which is a discussion of our executive compensation program written from the perspective of how we view and administer such program.

Given our role in providing guidance on executive compensation program design, administering the program and making specific compensation decisions for our executive officers, we participated in the preparation of the “Compensation Discussion and Analysis” and reviewed and discussed its contents with management. Based on the review and discussions, we unanimously recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement, which is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, each as filed with the SEC.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Submitted by the Compensation Committee

Alexander R. Castaldi (Chair)

Xavier F. Boza

Floyd F. Sherman

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Executive Compensation - Compensation Discussion and Analysis

Introduction

The purpose of this section is to provide information about the compensation objectives and policies for our named executive officers (the “NEOs”) and to explain how the Compensation Committee of our Board of Directors made its compensation decisions for 2022.

Our NEOs for 2022 were:

Jeffrey T. Jackson, President and Chief Executive Officer	Eric Kowalewski, President of Operations, Southeast Region(4)
Mike Wothe, Executive Vice President of Operations(2)	Brad West, Senior Vice President, Corporate Development and Treasurer(1)
Robert Keller, Senior Vice President of Research & Development, Product Innovation and Technology(3)

(1)

Mr. West served as Interim Chief Financial Officer from February 8, 2021 to January 17, 2022. Effective on January 17, 2022, the Company appointed John Kunz as Senior Vice President and Chief Financial Officer. John Kunz served as Senior Vice President and Chief Financial Officer until close of business February 27, 2023, and Craig Henderson now serves as Interim Chief Financial Officer.

(2)	Mike Wothe served as President, Western Division until he was promoted to Executive Vice President of Operations on February 27, 2023.

(3)

Robert Keller served as Senior Vice President, Customer Strategy and Innovations, Southeast Division until he was promoted to Senior Vice President of Research & Development, Product Innovation and Technology on February 27, 2023.

(4)	Eric Kowalewski served as Executive Vice President of Florida Operations until he was promoted to President of Operations, Southeast Region on February 27, 2023.

Also included in this Proxy as an NEO for 2022 is John Kunz, who served as Senior Vice President, Chief Financial Officer until close of business February 27, 2023.

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Information Concerning Named Executive Officers

Jeffrey T. Jackson, President and Chief Executive Officer. Mr. Jackson, 57, has served as the Company’s President and Chief Executive Officer since his appointment to that role effective January 1, 2018. He joined PGT Innovations in November 2005 as Vice President and Chief Financial Officer. In 2006, Mr. Jackson helped lead the Company’s IPO, and was later named Executive Vice President. In 2014, Mr. Jackson became President and Chief Operating Officer with responsibilities overseeing the Company’s strategic direction, as well as all aspects of operations. In 2016, Mr. Jackson was appointed to the Board of Directors. Prior to joining PGT Innovations, Mr. Jackson held various executive management roles. In 2004, he joined The Hershey Company as Vice President and Corporate Controller. Prior to Hershey, Mr. Jackson served in positions of increasing responsibility with Schwan’s Bakery, including Senior Vice President - General Manager of Emerging Channels, and Senior Vice President and CFO. In addition, Mr. Jackson worked for Flowers Foods, Inc., The Coca-Cola Company, and KPMG. Mr. Jackson earned a Bachelor of Business Administration from the University of West Georgia and is a Certified Public Accountant in the State of Georgia. Mr. Jackson serves on the Board of Directors for Smith Douglas Homes, a private home builder based in Atlanta, Georgia. Mr. Jackson also serves as Chair for the Sarasota Manatee Airport Authority, which oversees the Sarasota Bradenton International Airport.

Mike Wothe, Executive Vice President of Operations. Mr. Wothe, 59, joined the Company in December 2019 as President of the Western Division and Senior Vice President of PGT Innovations, Inc. Mr. Wothe currently serves as Executive Vice President of Operations where he oversees the operations functions of all of the Company’s brands. As President of the Western Division, Mr. Wothe was responsible for all aspects of the Western Division’s business, including strategy, sales and marketing, operations, and results of operations. Mr. Wothe brings decades of operations and industry experience, as well as a strong understanding of customer relations. Prior to joining the Company, Mr. Wothe was President at Cardinal LG Company, a leader in residential glass for windows and doors in the United States. Mr. Wothe holds a Bachelor of Science in chemical engineering from the University of Washington.

Robert A. Keller, Senior Vice President of Research to Development, Product Innovation and Technology. Mr. Keller, 51, serves as Senior Vice President of Research & Development, Product Innovation and Technology where he oversees the Company’s research and development, and product innovation functions. Prior to his current role, Mr. Keller served as the Company’s Senior Vice President, Customer Strategy and Innovation, Southeast Division beginning in September 2021. In this role, Mr. Keller was responsible for managing the overall sales, marketing, customer care, and field service functions, with respect to all of the Company’s Southeast Division product lines. Mr. Keller has also served as President, Southeast Business Unit beginning on January 1, 2019, Senior Vice President, Operations from January 1, 2018 until December 31, 2018, and as Vice President and General Manager of PGT Custom Windows and Doors beginning in May 2016. Mr. Keller has more than two decades of experience in the building products industry, including serving as Vice President of Global Operations for Moen, a manufacturer of faucets, fixtures and other accessories for bathrooms, starting in 2015. Prior to that, he held several positions of increasing responsibility with Therma-Tru Doors, from 2002 through 2014, including Vice President of Manufacturing and Senior Vice President of Operations. Mr. Keller earned a Bachelor of Science in Mechanical Engineering from the Ohio State University and a Master of Business Administration from Regis University.

Eric Kowalewski, President of Operations, Southeast Region. Mr. Kowalewski, 52, serves as President of Operations, Southeast Division where he oversees the operations function for all of the product lines in the Company’s Southeast Division, including NewSouth. Mr. Kowalewski joined the Company in 2021 as Executive Vice President of Florida Operations. Mr. Kowalewski brings more than 20 years of operations experience in an executive role. Prior to joining the Company, Mr. Kowalewski served as Senior Vice President of Operations for Cornerstone Building Brands Residential Group from 2018 to 2021, and as Vice President Supply Chain, Building Products Division for Westlake Chemical, Vinyl Products Group from 2016 to 2018. Mr. Kowalewski received a Master of Business Administration from Baldwin-Wallace University and a Bachelor of Science in chemical engineering from Ohio University.

Brad West, Senior Vice President of Corporate Development and Treasurer. Mr. West, 53, served as the Company’s Interim Chief Financial Officer from February 8, 2021 until January 17, 2022. Effective on April 8, 2019, Mr. West was appointed to Senior Vice President of Corporate Development and Treasurer for the Company. Prior to that role, Mr. West was appointed as Chief Financial Officer in 2014 and Senior Vice President in 2015. Prior to this, Mr. West served as the Company’s Vice

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President and Controller. Mr. West joined the Company in 2006 serving as Director of Financial Planning and Analysis, Director of Accounting and Finance, and Vice President and Controller through 2014. In his role as Chief Financial Officer, Mr. West was responsible for the Company’s Accounting and Finance Departments, as well as its Investor Relations, Treasury, and Risk Management functions. Mr. West has over 26 years of management experience in manufacturing organizations, earned a Bachelor of Business Administration degree from the University of Michigan, and is a Certified Public Accountant in Georgia.

John Kunz, Senior Vice President and Chief Financial Officer. Mr. Kunz, 58, joined the Company as Senior Vice President and Chief Financial Officer on January 17, 2022 and served in that position until close of business February 27, 2023. Prior to joining the Company, Mr. Kunz served as Senior Vice President and Chief Financial Officer at U.S. Concrete, Inc., and from 2004 to 2017 he held several Vice President roles with Temeco Inc. Mr. Kunz’s service with the Company terminated effective close of business on February 27, 2023.

Compensation Philosophy and Objectives

Our goal in establishing the executive compensation structure is to attract, retain and reward key leaders who drive both near- term and long-term value for our stockholders. Our compensation structure is designed to reward leadership skills, operating performance and financial accomplishments. We also believe that successful compensation programs for executive officers and other key employees, including the NEOs, must further the following primary objectives, which are to:

•	ensure employee interests are aligned with the enhancement of stockholder value;

•	attract and retain quality leaders;

•	reward consistent and superior Company and individual performance; and

•	provide incentives to enhance future performance and increased levels of responsibility.

All compensation policies and decisions are designed to reward employees, including the NEOs, who demonstrate the capacity to make significant contributions to our operational, financial and competitive performance, thereby furthering the first primary objective referred to above. Key factors that may increase or decrease compensation include:

•	the nature, scope and level of the individual NEO’s responsibilities;

•	our overall performance and profitability, which we primarily measure by net sales, and earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•	our long-term stock price performance and total return to stockholders; and

•	the NEO’s performance compared to goals and objectives.

At our 2022 annual meeting of stockholders, approximately 92% of the votes were cast in favor of the advisory resolution on our executive compensation. We believe that vote outcome indicates stockholder confidence in our compensation programs. At the Annual Meeting, we are again holding a non-binding, advisory vote on executive compensation. The Compensation Committee will consider the results of the advisory votes on executive compensation when making future decisions regarding the structure and implementation of our executive compensation program.

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Roles and Responsibilities of Compensation Committee, Compensation Consultants and Management in Compensation Determinations

Compensation Committee - The Compensation Committee’s primary responsibilities include: (1) establishing, in consultation with our President and Chief Executive Officer, our general compensation and incentive philosophy; (2) establishing, reviewing and approving, or recommending to the Board of Directors for approval, each executive officer’s annual compensation, and evaluating each executive officer’s performance in light of the goals and objectives of the Company’s executive compensation plans; (3) evaluating the appropriate level of compensation for board and committee service by non-employee members of our Board of Directors; (4) reviewing incentive compensation programs to ensure unnecessary risk is not encouraged; and (5) overseeing the annual cash incentive plan, the long-term equity incentive plan, and any other equity-based awards.

Management - In collaboration with the Compensation Committee and considering information provided by the compensation consultant, our Chief Executive Officer coordinates the review of the compensation programs for senior management, including the NEOs. Such review includes an evaluation of individual and Company performance, competitive practices and trends, and various compensation issues. Based on the outcomes of this review, our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of each of the NEOs, other than the Chief Executive Officer.

Compensation Consultant - Under its charter, the Compensation Committee has the authority to retain independent compensation consultants to assist it in fulfilling its responsibilities. During fiscal 2022, the Compensation Committee engaged Aon Rewards Solutions as its independent compensation consultant. The executive compensation consulting services provided by Aon included:

•	Supporting the Compensation Committee to ensure our executive compensation program is competitive and aligns the interests of our executives with those of our stockholders;

•	At the Compensation Committee’s request, attending Compensation Committee meetings;

•	Providing independent advice on current trends and best practices in executive compensation design and program alternatives;

•	Advising on our compensation plans and practices to improve their effectiveness; and

•	Assisting the Compensation Committee to determine our peer group as described below under “Peer Group” below.

During fiscal 2022, Aon reported directly to our Compensation Committee and performed the services described above on behalf of the Compensation Committee while interacting with our management in the course of performing those services. The Compensation Committee has assessed the independence of Aon pursuant to NYSE and SEC rules and the Committee’s charter, and concluded that Aon is independent and that no conflict of interest exists that would prevent Aon from independently representing the Compensation Committee.

Use of Peer Group Data

Compensation to our NEOs is intended to be competitive with that of similar companies. As part of our assessment, we look to the compensation paid to individuals with similar responsibilities at peer companies. Because peer selection is somewhat difficult due to the lack of publicly-traded companies with which we compete and the lack of available data for privately-held competitors, we also consider compensation levels within our relevant labor market to ensure that our compensation arrangements are in line with companies of our size. In addition, the Compensation Committee may consider the nature and amount of compensation paid to executives at other building products companies, including companies larger than the Company, where the Compensation Committee believes the Company competes with those other companies for executive talent.

Based on our assessment, we believe our 2022 total direct annual compensation to senior management (including our NEOs), comprised of total cash compensation and the annualized expected value of long-term incentive awards is generally at or below the median level of total direct compensation for our peer group.

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However, for purposes of determining appropriate levels of certain aspects of executive compensation for our NEOs, we have also compared base salaries, annual bonus targets and longer-term incentive targets against the median levels of such compensation elements at a selected peer group of similarly situated companies. Our Compensation Committee approved an updated peer group in 2022, with the assistance of its independent compensation consultant, taking into consideration factors such as industry, revenue size, competition for talent, investor comparisons and market capitalization. Following are the companies included in our peer group used for evaluating our 2022 executive compensation program:

Trex Company (NYSE: TREX)	Apogee Enterprises, Inc. (NASDAQ: APOG)
AAON Inc. (NASDAQ: AAON)	American Woodmark Corp. (NASDAQ: AMWD)
Gibraltar Industries, Inc. (NASDAQ: ROCK)	Simpson Manufacturing Co Inc. (NYSE: SSD)
Armstrong World Industries (NYSE: AWI)	Advanced Drainage Systems, Inc. (NYSE: WMS)
Quanex Building Products (NYSE: NX)	Armstrong Flooring, Inc. (OTCMKTS: AFIIQ)
Patrick Industries, Inc. (NASDAQ: PATK)	The AZEK Company, Inc. (NYSE: AZEK)
Insteel Industries, Inc. (NYSE: IIIN)	CSW Industrials, Inc. (NASDAQ: CSWI)
Masonite International Corp. (NYSE: DOOR)

Compensation Governance

We believe our compensation programs have a balanced approach and properly reflect our views that our compensation programs should align executive officers’ interests with those of the Company’s stockholders, through designs that emphasize pay-for-performance, while also attracting and retaining talented executive management. We maintain the following compensation practices that reflect this compensation philosophy:

What we continue to do:	What we don’t do:

✓  Grant performance-based equity incentive awards to our named executive officers (“NEOs”).

✓  Maintain a clawback policy that applies to our incentive-based compensation.

✓  Review NEO compensation annually, with the review conducted by our Compensation Committee that consists solely of independent directors.

✓  Retain an independent compensation consultant.

✓  Maintain stock ownership guidelines requiring our CEO to hold an aggregate amount of vested and unvested Company equity that equals or exceeds six times his annual base salary.

✓  Maintain a minimum vesting period of one year for all equity awards.

x No excise tax gross-up.

x No supplemental company- paid retirement benefits.

x No repricing of stock options without stockholder approval.

x No granting of discounted or reload stock options.

x No guaranteed annual salary increases or bonuses.

Prohibition Against Hedging and Pledging

Our executive officers and directors are subject to company-wide policies that prohibit the following transactions: trading in futures and derivative securities and engaging in hedging activities relating to our securities, including exchange traded options, puts, calls, collars, forward sale contracts, equity swaps, exchange funds, or other arrangements or instruments designed to hedge or offset decreases in the market value of our securities; holding our securities in margin accounts; pledging our securities as collateral for loans; and engaging in short sales of our securities.

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Compensation Elements We Used in 2022

The following items summarize the essential elements used as compensation tools to reward and retain our NEOs during fiscal 2022:

•

Annual Base Salary. Base salaries for our NEOs depend on the scope of their responsibilities and performance, as well as the nature of their occupational experience and the length of time they have served in an executive officer role. Our objectives are to consider annual base salary at the median level and to make it competitive in the market, when taken in conjunction with the other compensatory elements;

•

Annual Cash Incentive Plan (the “AIP”). For each NEO, we use annual cash bonuses for the achievement of annual Company performance objectives, and from time to time the AIP may formally include individual performance objectives, and the Compensation Committee reserves the right to always consider each executive’s individual performance when considering possible AIP payments, even if individual performance objectives are not officially part of the AIP design for a given year;

•

Long-Term Incentive Plan (the “LTIP”). Our LTIP is designed to recognize leadership accomplishments, scope of responsibilities and performance, retain our NEOs and align their interest with long-term stockholder value. We grant restricted stock to effectively focus our NEOs on delivering long-term value for the Company and its stockholders; and

•

Executive Benefits and Perquisites. Our executive compensation program remains relatively free of executive benefits and perquisites. Such benefits and perquisites which do exist, however, are described below.

The following table shows the mix of compensation at target levels for 2022 for our NEOs:

	2022 Annual Base Salary	2022 Annual Cash Incentive Plan	2022 Long-Term Incentive Plan

Jeffrey T. Jackson	22%	22%	56%

Mike Wothe	40%	26%	34%

Robert A. Keller	39%	24%	37%

Eric Kowalewski	41%	27%	32%

Brad West	44%	26%	30%

John Kunz	29%	23%	48%

Annual Base Salary

Our Compensation Committee sets the annual base salary and annual cash bonus of our Chief Executive Officer. In determining his annual compensation, our Compensation Committee considers the highly competitive industry in which we operate and the unique experience he brings to the position as well as his contributions to our long-term performance.

For our other NEOs, our Chief Executive Officer provides our Compensation Committee with recommendations regarding compensation. Our Compensation Committee reviews such recommendations and approves annual compensation for NEOs, consisting of annual base salary, annual cash bonus and annual equity grant (discussed below). Our Compensation Committee may request additional information and analysis and ultimately determines in its discretion, based on its own analysis and judgment and the recommendations of our Chief Executive Officer, whether to approve any recommended changes in compensation for our other NEOs.

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Our goal is to pay each NEO a base salary sufficient to remain competitive in the market. The annualized base salaries for each of our NEOs as of January 1, 2022 (the last day of our 2021 fiscal year), which is referred to as the “2021 Annual Base Salary Rate” in the table set forth below, and December 31, 2022 (the last day of our 2022 fiscal year), which is referred to as the “2022 Annual Base Salary Rate” in the table set forth below are as follows:

	2021 Annual Base Salary Rate	2022 Annual Base Salary Rate

Jeffrey T. Jackson	$800,000	$850,000

Mike Wothe	$375,000	$400,000

Robert A. Keller	$390,000	$390,000

Eric Kowalewski(1)	$425,000	$425,000

Brad West	$300,000	$300,000

John Kunz(2)	N/A	$495,000

(1)	Mr. Kowalewski’s effective date of hire was September 8, 2021.

(2)

Mr. Kunz’s effective date of hire as Senior Vice President and Chief Financial Officer of the Company was January 17, 2022. Mr. Kunz’s service with the Company terminated, effective close of business on February 27, 2023.

All NEOs’ base salaries for 2022 were approved by the Compensation Committee and, upon the recommendation of the Compensation Committee, by the independent members of our Board of Directors.

Annual Cash Incentive Plan

2022 ANNUAL CASH INCENTIVE PLAN

In order to provide incentives for future annual performance, we believe that a substantial portion of each NEO’s total potential compensation should be in the form of an annual cash bonus, the amount of which should be based upon both individual and Company performance. Accordingly, our policy is to allocate an amount equal to a target range of 60% to 100% of a NEO’s annual base salary to performance-based cash bonus awards. The target percentage of each NEO’s annual base salary is determined by considering, for example, the level and nature of responsibilities given to that NEO and the NEO’s job performance in the prior year, as well as the total annual cash compensation, including cash incentives, paid to individuals with similar responsibilities at peer companies.

Upon the recommendation of the Compensation Committee, the independent members of our Board of Directors established annual cash bonus targets as a percentage of salary under the 2022 Annual Incentive Plan (“2022 AIP”) for each NEO. As a percentage of annual base salary, these targets were 100.0% for Mr. Jackson, 65.0% for Mr. Wothe, 60.0% for Mr. Keller, 65.0% for Mr. Kowalewski, 60.0% for Mr. West, and 75.0% for Mr. Kunz. The financial performance component of the 2022 AIP for each NEO was either the achievement of a specified amount of EBITDA in 2022 for the Company, or a weighted-average of 25% of a specified amount of EBITDA in 2022 for the Company, and 75% of a specified amount of EBITDA in 2022 for one or more of the Company’s business units or brands. In addition, the Compensation Committee reserved the discretion to increase or decrease, subject to the approval of the independent members of our Board of Directors, the amount of payments ultimately made to the NEOs under the 2022 AIP, if the Compensation Committee believed such an adjustment was appropriate in order to incentivize individual achievement by NEOs, or to pay competitive compensation for the purpose of retaining key personnel, even if the Company’s business units’ or brands’ EBITDA results did not meet expectations, including, for example, where the financial results were impacted by weather, economic, market or other events or trends beyond the NEOs’ control. For example, in 2022, EBITDA of the Company, and its Southeast business unit and brands were impacted by Hurricane Ian in September 2022, and the previously-disclosed ransomware attack the Company was a target of during the fourth quarter of 2022. This discretion is intended to provide the Compensation Committee with a mechanism to address retention objectives and to reward individual achievement. The discretionary aspect of the 2022 AIP is not expressed as a formal component of the 2022 AIP with a specified target percentage, but the discretionary aspect of the 2022 AIP remained subject to an EBITDA-related limit or “cap.” Specifically, if the Company, individual business unit and/or brand to which a NEO’s AIP payment is tied failed to achieve the target amount of EBITDA set forth in the 2022 AIP, the maximum discretionary AIP payment that the Board could have approved for the portion of that NEO’s AIP payment that was tied to that sub-target EBITDA metric was capped at 100% of the target 2022 AIP payment allocable to that particular EBITDA metric for that NEO, it being understood that the

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Compensation Committee has discretion, under the 2022 AIP, subject to the approval of the independent members of the Board of Directors to adjust the EBITDA targets of the Company, the business units, or the brands based on the same factors described above.

The table below provides a summary of the Company’s performance results under the 2022 AIP comparing minimum, target and 125% performance levels to actual performance results (dollars in millions):

Performance Measure(1)	80% Level	100% Target	125% Level	Actual(1)	Performance Rating(2)	Business Unit or Brand Payout Percentage [75%](2)	Shared Consolid- ated Payout Percentage [25%](2)	Weighted- Average Payout Percentage [100%](2)

Performance measure	80%	100%	125%

Payout % of target	50%	100%	200%

EBITDA Consolidated	$180.0	$225.0	$281.3	$257.6	114.5%	158.0%	158.0%	158.0%

EBITDA SEBU(3)	$118.8	$148.6	$185.7	$158.9	107.0%	127.8%	158.0%	135.3%

EBITDA WEBU	$47.8	$59.8	$74.7	$89.5	149.8%	299.3%	158.0%	263.9%

(1)

EBITDA represents EBIT for 2022, plus depreciation and amortization, calculated using operating results pursuant to accounting principles generally accepted in the United States (“U.S. GAAP”), as adjusted by management for the inclusion or exclusion of certain costs, with approval by the Board of Directors.

(2)

A performance rating of below 80% does not meet the minimum performance measure and, therefore, results in a zero payout percentage. Payout percentages for performance ratings between the minimum of 80% and target of 100% level of performance are non-linear, as described below.

For performance ratings between the minimum of 80% and target of 100%, the payout percentage begins at 50% for the minimum performance rating of 80%, and increases by 5% in payout percentage for every 1% of performance rating up to 85%, then increases by 3% in payout percentage for every 1% percent of performance rating up to 90%, then increases by 1% in payout percentage for every 1% of performance rating up to the 100% target performance and 100% payout percentage of target. For performance ratings above the 100% level of performance, the payout percentage increases by 4% in payout percentage for every 1% of performance rating, with no upper limit.

Each division’s payout percentage under the 2022 AIP is a weighted-average percentage composed of the payout percentage calculated based on each division’s performance rating weighted at 75%, plus the consolidated payout percentage calculated based on the consolidated performance rating weighted at 25%.

(3)

EBITDA SEBU includes the operating results for the brands which compose the Company’s Florida operations for which the NEO’s receiving a 135.3% payout percentage have responsibility. However, it does not include all of the Company’s Florida operations’ brands.

The table below provides a summary of each NEO’s payment under the 2022 AIP:

				Calculation of 2022 AIP:
	2022 AIP- Eligible Salary	2022 AIP Target Percentage	2022 AIP Target Payment Amount	Weighted- Average Percentage of Target(5)	Actual Payment Amount(5)

Jeffrey T. Jackson(1)	$849,039	100.0%	$849,039	158.0%	$1,341,480

Mike Wothe(2)	$399,520	65.0%	$259,688	263.9%	$685,315

Robert A. Keller(3)	$390,000	60.0%	$234,000	135.3%	$316,602

Eric Kowalewski(3)	$425,000	65.0%	$276,250	135.3%	$373,766

Brad West(1)	$300,000	60.0%	$180,000	158.0%	$284,400

John Kunz(1)(4)	$495,000	75.0%	$371,250	158.0%	$586,575

(1)

The metric for measuring performance under the 2022 AIP was based entirely on EBITDA derived from the consolidated performance of PGT Innovations, Inc., for which the NEO had responsibility, which was 158.0% of target under the 2022 AIP.

(2)

The metric for measuring performance under the 2022 AIP was based on EBITDA derived from a weighted-average of 25.0% of the consolidated performance of PGT Innovations, Inc., which was 158.0% of target under the 2022 AIP, and 75.0% of the Western Business Unit (WEBU), the business unit performance for which the NEO had responsibility, which was 299.3% of target under the 2022 AIP, resulting in a weighted-average payout percentage of 263.9%.

(3)

The metric for measuring performance under the 2022 AIP was based on EBITDA derived from a weighted-average of 25.0% of the consolidated performance of PGT Innovations, Inc., which was 158.0% of target under the 2022 AIP, and 75.0% of the Southeast Business Unit (SEBU), the business unit performance for which the NEO had responsibility, which was 127.8% of target under the 2022 AIP, resulting in a weighted-average payout percentage of 135.3%. EBITDA SEBU includes the operating results for the brands which compose the Company’s Florida operations for which the NEOs receiving a 135.3% payout percentage have responsibility. However, it does not include all of the Company’s Florida operations’ brands.

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(4)

Mr. Kunz’s effective date of hire was January 17, 2022. However, as part of negotiating the terms of his initial employment with the Company, the Compensation Committee of the Board of Directors of the Company determined to award Mr. Kunz the amount as determined under the 2022 AIP based on 100% of his 2022 AIP-eligible salary, without proration for his service being less than the Company’s entire 2022 fiscal year.

(5)	Amounts earned by the NEO under the 2022 AIP were paid-out on February 24, 2023.

Long-Term Incentive Plan

2022 LONG-TERM INCENTIVE PLAN

We believe the best way to align the interests of our senior leaders, including each of the NEOs, with those of our stockholders is for those leaders to own a meaningful amount of our common stock. Our Compensation Committee approved a long-term incentive plan for 2022 (“2022 LTIP”), and in February 2022, we granted equity-based awards to senior leaders, including each of our NEOs, pursuant to the 2022 LTIP.

Upon recommendation of the Compensation Committee, the independent members of our Board of Directors established long-term incentive compensation targets for 2022 as a percentage of annual base salary under the 2022 LTIP for each NEO. As a percentage of annual base salary, these targets were 250.0% for Mr. Jackson, 80.0% for Mr. Wothe, 90.0% for Mr. Keller, 75.0% for Mr. Kowalewski, 65.0% for Mr. West, and 150.0% for Mr. Kunz.

The 2022 LTIP awards were comprised of restricted stock. Half of such restricted stock is not subject to any Company performance criteria, for which the restrictions lapse over time in three equal amounts on the first, second and third anniversaries of the grant date of February 14, 2022. The grant date fair value of the time-vesting restricted stock award under the 2022 LTIP granted on February 14, 2022 was $18.27 per share.

The other half of such target restricted stock includes a first tranche of 37.5% which is subject only to the Company’s 2022 performance and a second tranche of 62.5% which is subject to both the Company’s 2022 performance and a total shareholder return (“TSR”) metric. Company performance for 2022 is being measured by the Company’s consolidated earnings before interest, taxes, depreciation and amortization as defined in our 2022 business plan (“EBITDA”) achieved. Total shareholder return is calculated via calculation of the Company’s stock-price performance over the three-year period from the February 14, 2022 grant date to the third anniversary of the grant date compared to performance of the stock of a peer group of companies, stratified into percentiles, such that if the Company’s stock-price performance falls at the 75th percentile or higher compared to the peer group, grantees will receive an additional 25% of shares after adjustment for the Company’s 2022 EBITDA performance. If the Company’s TSR falls at the 25th percentile or lower compared to the peer group, grantees will forfeit 25% of shares after adjustment for the Company’s 2022 EBITDA performance. If the Company’s TSR falls within the 75th and 25th percentiles as compared to the peer group, there will be no additional adjustment and grantees will have earned the amount of shares they would have received based solely on the Company’s 2022 EBITDA performance. Restrictions on these shares lapse on the third anniversary of the February 14, 2022 grant date.

The following table sets forth the 2022 LTIP amounts by NEO in grant date fair value and the target number of shares granted for both the fixed and performance portions of the award:

	2022 LTIP			2022 LTIP-Fixed Portion			2022 LTIP-Performance Portion
	Total Target $	Grant Date Fair Value Per Share	Total Target Shares	Fixed Target Shares	Grant Date Fair Value Per Share	Total Fixed Target $	Performance Target Shares	Grant Date Fair Value Per Share(2)	Total Performance Target $	Total Target $ At Fair Value

J. Jackson	$2,125,000	$18.27	116,310	58,155	$18.27	$1,062,500	58,155	$19.84	$1,154,095	$2,216,595

M. Wothe	$320,000	$18.27	17,516	8,758	$18.27	$160,000	8,758	$19.84	$173,793	$333,793

R. Keller	$351,000	$18.27	19,212	9,606	$18.27	$175,500	9,606	$19.84	$190,629	$366,129

E. Kowalewski	$318,750	$18.27	17,446	8,723	$18.27	$159,375	8,723	$19.84	$173,114	$332,489

B. West	$195,000	$18.27	10,674	5,337	$18.27	$97,500	5,337	$19.84	$105,905	$203,405

J. Kunz (1)	$742,500	$18.27	40,640	20,320	$18.27	$371,250	20,320	$19.84	$403,254	$774,504

(1)

Mr. Kunz served as Senior Vice President and Chief Financial Officer from his appointment on January 17, 2022, until his termination of service from the Company, effective close of business on February 27, 2023. As such, other than the one-third portion of the fixed portion of the 2022 LTIP that vested on February 14, 2023, pursuant to the terms of the agreements under which the 2022 LTIP was granted, Mr. Kunz’s equity under the 2022 LTIP was forfeited.

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(2)

The grant date fair value of stock awards under the performance portion of the 2022 LTIP was calculated in accordance with FASB ASC Topic 718. Of the target shares under the performance portion of our 2022 LTIP, the number of shares which vest under the first tranche of 37.5% is based solely on the Company’s performance for 2022 and vest on the second anniversary date of the February 14, 2022 grant date. The remaining 62.5% of such shares, while being subject to the performance criteria based on the Company’s 2022 results, are also subject to a total shareholder return (“TSR”) metric, which when finalized, could result in the grantee receiving an additional 25% of such shares, forfeiting 25% of such shares, or there being no change in such shares. Because this second tranche of 62.5% of such shares is subject to both the Company performance criteria and the TSR metric, under FASB ASC Topic 718, we were required to establish a fair value for such shares which necessitated the engagement of a third-party, independent valuation firm to determine the grant-date fair value of each share, which was determined to be $20.79 per share, which we consider to be a Level 3 input. Because these shares are subject to a TSR metric which will not be finalized until the third anniversary of the February 14, 2022 grant-date, these shares will not be considered earned by the grantee until that date. The grant-date fair value was determined based on a weighted-average of 37.5% of a grant-date fair value of $18.27 per share, which was the fair market value of our common stock, which we define as the closing price of our common stock on the business day prior to the February 14, 2022 grant date, and 62.5% of such shares having a grant-date fair value of $20.79 per share as calculated by the independent, third-party valuation firm, resulting in a weighted-average grant-date fair value of this grant of $19.84 per share.

The following table sets forth the threshold, target and maximum performance levels and related grant date fair values and number of shares that could have been earned under the 2022 LTIP, by each NEO, with respect to the portion of the 2022 LTIP grants that were performance-based:

	Threshold		Target(3)		Maximum
Performance EBITDA(1)	80%		100%		120%
Awarded Shares(1)	50%		100%		200%
	Grant Date Fair Value in $	Grant Date Fair Value in Shares	Grant Date Fair Value in $	Grant Date Fair Value in Shares	Grant Date Fair Value in $	Grant Date Fair Value in Shares

J. Jackson	$577,048	29,078	$1,154,095	58,155	$2,308,190	116,310

M. Wothe	$86,897	4,379	$173,793	8,758	$347,586	17,516

R. Keller	$95,315	4,803	$190,629	9,606	$381,258	19,212

E. Kowalewski	$86,557	4,362	$173,114	8,723	$346,228	17,446

B. West	$52,953	2,669	$105,905	5,337	$211,810	10,674

John Kunz (2)	$201,627	10,160	$403,254	20,320	$806,508	40,640

(1)

In the case of performance between threshold and target or target and maximum, the number of awarded shares shall be determined through straight line interpolation, up to a maximum of 200% of the target number of shares. If actual performance is less than 80% of target performance, no shares are awarded. If actual performance is more than 120% of target performance, shares awarded are capped at 200% of the target number of shares.

(2)

Mr. Kunz served as Senior Vice President and Chief Financial Officer from his appointment on January 17, 2022, until his termination of service from the Company, effective close of business on February 27, 2023. As such, other than 6,773 shares representing one-third of the fixed portion of the 2022 LTIP that vested on February 14, 2023, pursuant to the terms of the agreements under which the 2022 LTIP was granted, Mr. Kunz’s equity under the 2022 LTIP was forfeited in its entirety.

(3)

The grant date fair value of stock awards under the performance portion of the 2022 LTIP was calculated in accordance with FASB ASC Topic 718. Of the target shares under the performance portion of our 2022 LTIP, the number of shares which vest under the first tranche of 37.5% is based solely on the Company’s performance for 2022 and vest on the second anniversary date of the February 14, 2022 grant date. The remaining 62.5% of such shares, while being subject to the performance criteria based on the Company’s 2022 results, are also subject to a total shareholder return (“TSR”) metric, which when finalized, could result in the grantee receiving an additional 25% of such shares, forfeiting 25% of such shares, or there being no change in such shares. Because this second tranche of 62.5% of such shares is subject to both the Company performance criteria and the TSR metric, under FASB ASC Topic 718, we were required to establish a fair value for such shares which necessitated the engagement of a third-party, independent valuation firm to determine the grant-date fair value of each share, which was determined to be $20.79 per share, which we consider to be a Level 3 input. Because these shares are subject to a TSR metric which will not be known until the third anniversary of the February 14, 2022 grant-date, these shares will not be considered finalized until that date. The grant-date fair value was determined based on a weighted-average of 37.5% of a grant-date fair value of $18.27 per share, which was the fair market value of our common stock, which we define as the closing price of our common stock on the business day prior to the February 14, 2022 grant date, and 62.5% of such shares having a grant-date fair value of $20.79 per share as calculated by the independent, third-party valuation firm, resulting in a weighted-average grant-date fair value of this grant of $19.84 per share.

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The table below provides a summary of the Company’s performance results with respect to the portion of the 2022 LTIP grants that were performance-based, comparing threshold, target and maximum performance to actual performance results (dollars in millions):

Performance Measure (1)	Target Allocation	Threshold Performance Measure	Target Performance Measure	Maximum Performance Measure	Actual Performance Results(1)	Performance Rating(2)	Award Percentage(2)

Performance measure %		80.0%	100.0%	120.0%

Payout % of target		50.0%	100.0%	200.0%

EBITDA Consolidated	100%	$180.0	$225.0	$270.0	$257.6	114.5%	172.5%

(1)

EBITDA represents EBIT for 2022, plus depreciation and amortization, calculated using operating results pursuant to accounting principles generally accepted in the United States (“U.S. GAAP”), as adjusted by management for the inclusion or exclusion of certain costs, with approval by the Board of Directors.

(2)

In the case of performance between threshold and target or target and maximum, the number of awarded shares shall be determined through straight line interpolation, up to a maximum of 200% of the target number of shares. If actual performance is less than 80% of target performance, no shares are awarded. If actual performance is more than 120% of target performance, shares awarded are capped at 200% of the target number of shares.

Actual performance for 2022 was between the target and maximum performance at 114.5%, resulting in a 172.5% award percentage under the portion of the 2022 LTIP grant that was based solely on Company performance. The following table provides a summary of each NEO’s earned performance shares, in both grant date fair value and shares, under the 2022 LTIP:

	2022 Performance LTIP Amount in Shares (Target)	(1) First Tranche Earned As Of 1st Anniversary	2022 Performance LTIP Shares Earned as % of Target	2022 Performance LTIP Shares Earned - First Tranche	Grant Date Fair Value per Share	2022 Performance LTIP Award in $

J. Jackson	58,155	37.5%	172.5%	37,619	$18.27	$687,299

M. Wothe	8,758	37.5%	172.5%	5,665	$18.27	$103,500

R. Keller	9,606	37.5%	172.5%	6,213	$18.27	$113,512

E. Kowalewski	8,723	37.5%	172.5%	5,642	$18.27	$103,079

B. West	5,337	37.5%	172.5%	3,452	$18.27	$63,068

John Kunz(2)	20,320	37.5%	172.5%	13,145	$18.27	$240,159

(1)

Of the target shares under the performance portion of our 2022 LTIP, the first tranche of such shares representing 37.5% of the 2022 LTIP performance shares granted on February 14, 2022 is based solely on the Company’s performance for 2022, which was 172.5% for 2022 and, as such, is considered to be finalized on the first anniversary, and will be considered earned by the grantee and vest on the second anniversary of the February 14, 2022 grant date. The second tranche of shares under the performance portion of our 2022 LTIP, representing the remaining 62.5% of such shares, while being subject to the performance criteria based on the Company’s 2022 results, are also subject to a total shareholder return (“TSR”) metric, which when finalized, could result in the grantee receiving an additional 25% of such shares, forfeiting 25% of such shares, or there being no change in such shares. Because this second tranche of 62.5% of such shares is subject to both the Company performance criteria for 2022 and the TSR metric, which is measured over the three-year vesting period of the 2022 LTIP grant, it will not be finalized until the third anniversary of the February 14, 2022 grant-date and, therefore, they will not be considered earned by the grantee until that date.

(2)

Mr. Kunz served as Senior Vice President and Chief Financial Officer from his appointment on January 17, 2022, until his termination of service from the Company, effective close of business on February 27, 2023. As such, other than the one-third portion of the fixed portion of the 2022 LTIP that vested on February 14, 2023, pursuant to the terms of the agreements under which the 2022 LTIP was granted, Mr. Kunz’s equity under the 2022 LTIP was forfeited.

The Compensation Committee periodically reviews the AIP and LTIP performance goals considering changes in the Company’s strategy, industry-specific market conditions, general economic conditions and other factors it deems relevant to determine whether the performance measures remain appropriate to properly motivate participants.

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Executive Benefits and Perquisites

In 2022, the Company paid the monthly cost of club memberships to the Sarasota Yacht Club (“SYC”) for Mr. Jackson, the Company’s Chief Executive Officer. Prior to our transition to a virtual-only annual meeting format in 2020, the SYC was traditionally the location of the Company’s annual stockholder meeting and the Company periodically uses the SYC for certain meetings of senior management and the Board of Directors. Except for these club-membership dues the Company did not provide its NEOs with any separate dining or other facilities, company cars, other club dues, or other similar perquisites in 2022. Company-provided air travel for NEOs is for business purposes only. Any use of non-commercial aircraft on a rental basis is limited to appropriate business-only travel. There was no use of non-commercial aircraft on a rental basis in 2022. The Company’s health care, insurance, 401(k) plan, and other welfare and employee-benefit programs are substantially the same for all eligible employees, including the NEOs. Additionally, the Company does, within certain limits, provide our products free of charge to NEOs and certain of their direct reports for installation in their respective residences, pursuant to a policy adopted by our Board of Directors. The Company does not, however, pay for the cost of installing such product. The Company has occasionally provided relocation benefits to NEOs in the past, including to Mr. Kowalewski in 2021 in connection with his relocation from Texas, in September 2021 with his appointment as Executive Vice President of Florida Operations, and to Mr. Kunz in 2022 in connection with his relocation from Texas.

The value of benefits and perquisites provided to our NEOs in 2022 are presented in the “All Other Compensation” column (and described in the related footnotes, if required) of the “Summary Compensation Table”.

Other Compensation

Retirement/Post-Employment Benefits. The Company does not provide any retirement programs, pension benefits or deferred compensation plans to its NEOs other than its 401(k) plan, which is available to all employees. The NEOs are eligible to participate in the Company’s, Amended and Restated 2019 Employee Stock Purchase Plan on the same terms as other eligible employees.

The Company also provides severance protection to its NEOs upon qualifying terminations of employment and change in control termination, as further described in the Summary of Termination Payments and Benefits section below. The Company uses these benefits to attract and retain executives by providing protections like those provided by our competitors and peer group. In addition, the Company’s Board of Directors believes the change in control benefits would allow executives to focus on the evaluation and possible completion of change in control transactions without undue concern for their personal employment situations.

Policy on Compensation Tax Deductibility

Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”), generally disallows a federal tax deduction by the Company for compensation paid to certain executive officers in excess of $1 million.

The Compensation Committee and our Board of Directors view the tax deductibility of executive compensation as one factor among many to be considered in the context of our overall compensation philosophy. Therefore, the Committee expects to recommend, and our Board of Directors expects to authorize, compensation in excess of $1,000,000 to named executive officers that will not be deductible under Section 162(m), when the Committee and Board believe doing so is in the best interests of the Company and its stockholders.

Risk Assessment in Compensation Programs

We believe our compensation programs encourage and reward prudent business judgment without encouraging undue risk. The Company Committee reviews our compensation programs for features that might encourage inappropriate risk-taking. We believe our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

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Summary Compensation Table

				Equity Awards(2)		Non-Equity Incentive Plan Compensation(4)
Name and Position	Year(1)	Salary	Bonus	Stock Awards(3)	Option Awards		All Other Compensation		Total
Jeffrey T. Jackson President and Chief Executive Officer	2022	$849,039	$-	$2,216,595	$-	$1,341,480	$30,342	(8)	$4,437,456
	2021	799,471	-	2,084,239	-	626,785	20,724		3,531,219
	2020	783,886	-	1,660,875	-	783,887	23,525		3,252,173

Mike Wothe President, Western Business Unit	2022	399,520	-	333,793	-	685,315	14,066	(9)	1,432,694
	2021	374,512	-	312,636	-	398,406	8,815		1,094,369
	2020	359,423	-	227,500	-	215,654	201,765		1,004,342

Robert A. Keller Sr. Vice President. Customer Strategy and Innovation, SEBU	2022	390,000	-	366,129	-	316,602	9,714		1,082,445
	2021	389,433	-	365,784	-	-	9,637		764,854
	2020	365,822	-	288,400	-	250,222	7,995		912,439

Eric Kowalewski(5) Executive Vice President - Florida Operations	2022	425,000	-	332,489	-	373,766	39,667	(10)	1,170,922
	2021	127,500	246,918	-	-	8,288	28,237		410,943

Brad West(6) Sr. Vice President, Corporate Development and Treasurer	2022	300,000	-	203,405	-	284,400	9,417		797,222
	2021	299,096	-	203,213	-	140,695	9,384		652,388
	2020	290,481	-	185,250	-	152,502	9,212		637,445

John Kunz(7) Former Sr. Vice President, Chief Financial Officer	2022	466,442	-	774,504	-	586,575	456,544	(11)	2,284,065

(1)	All fiscal years were composed of 52 weeks.

(2)

Amounts shown reflect the aggregate grant date fair value of stock awards granted during the reported fiscal year, computed in accordance with FASB ASC Topic 718. Stock awards represent grants of restricted stock the values of which are calculated using (a) the number of shares awarded as of the grant date and (b) the market value of our common stock, which we define as the closing price of our common stock the business day prior to the grant date. There were no option awards during any reported fiscal year.

(3)

Reflects annual equity incentive awards granted under the LTIP. For information regarding our LTIP, see the discussion in “Executive Compensation - Compensation Discussion and Analysis - Long-Term Incentive Plan”. See the table titled “Grants of Plan-Based Awards for 2022” under the columns titled “Estimated Future Payouts in # of Shares Under Equity Incentive Plan Awards - Target” and “All Other Stock Awards: Number of Shares of Stock or Units (#)”. These amounts represent the total fair value of the shares granted, including those shares subject to Company performance criteria and TSR at target. Regarding the shares awarded under the 2022 LTIP subject to Company performance criteria, the maximum number of shares possible under the award was 200% of target, which for Mr. Jackson was 116,310 shares, or grant date fair value of $2,308,190, for Mr. Wothe was 17,516 shares, or grant date fair value of $347,586, for Mr. Keller was 19,212 shares, or grant date fair value of $381,258, for Mr. Kowalewski was 17,446 shares, or grant date fair value of $346,228, for Mr. West was 10,674 shares, or grant date fair value of $211,810, and for Mr. Kunz was 40,640 shares, or grant date fair value of $806,508. Other than the one-third portion of the fixed portion of the 2022 LTIP that vested on February 14, 2023, pursuant to the terms of the agreements under which the 2022 LTIP was granted, Mr. Kunz’s equity under the 2022 LTIP was forfeited. See also table titled “Outstanding Equity Awards at Year-End 2020 - Stock Awards”.

(4)

Reflects annual cash incentive awards earned under the 2022, 2021 and 2020 AIPs. For information regarding our Annual Incentive Plan, see the discussion in “Executive Compensation - Compensation Discussion and Analysis - Annual Cash Incentive Plan.”

(5)	Mr. Kowalewski became Executive Vice President of Florida Operation effective on September 8, 2021. Relating to his hiring, Mr. Kowalewski received a sign-on bonus of $246,918 in 2021.

(6)

Mr. West served as the Company’s Principal Financial Officer (“PFO”) on an interim basis for the period from January 8, 2021 to January 17, 2022. As such, Mr. West was serving as the Company’s PFO on January 2, 2022, the first day of the Company’s 2022 fiscal year. As announced on January 6, 2022, the Company appointed John Kunz as its Senior Vice President and Chief Financial Officer, effective on January 17, 2022. As such, he became the Company’s PFO effective on that date.

(7)

Mr. Kunz was appointed as PFO of the Company, with title of Senior Vice President and Chief Financial Officer, effective on January 17, 2022. His employment with the Company terminated effective close of business on February 27, 2023. Mr. Kunz was succeeded as PFO on an interim basis by Craig Henderson. On that date, Mr. Henderson was serving as the Company’s Vice President of Finance. Mr. Henderson will serve in the role of Interim Chief Financial Officer while the Board of Directors of the Company conducts a search for a permanent replacement for the role of the Company’s Chief Financial Officer.

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(8)

Includes the taxable values of dues paid by the Company on behalf of Mr. Jackson for his membership at the Sarasota Yacht Club of $12,141, PGTI product received by Mr. Jackson of $9,203, and Company-paid premiums for a life insurance policy on Mr. Jackson with a benefit value exceeding $50,000 of $4,123. Also, includes employer matching contributions made by the Company on behalf of Mr. Jackson under the PGT Industries, Inc. 401(k) Savings Plan of $4,875.

(9)

Includes the taxable value of Company-paid premiums for a life insurance policy on Mr. Wothe with a benefit value exceeding $50,000 of $1,803. Also, includes employer matching contributions made by the Company on behalf of Mr. Wothe under the PGT Industries, Inc. 401(k) Savings Plan of $12,263.

(10)

Includes the taxable values of Company-paid moving expenses for Mr. Kowalewski, paid in 2022, with a value of $30,708, and Company-paid premiums for a life insurance policy on Mr. Kowalewski with a benefit value exceeding $50,000 of $1,035. Also, includes employer matching contributions made by the Company on behalf of Mr. Kowalewski under the PGT Industries, Inc. 401(k) Savings Plan of $7,924.

(11)

Includes the taxable values of Company-paid moving expenses for Mr. Kunz, paid in 2022, with a value of $434,476, PGTI product received by Mr. Kunz of $15,941, and Company-paid premiums for a life insurance policy on Mr. Kunz with a benefit value exceeding $50,000 of $1,546. Also, includes employer matching contributions made by the Company on behalf of Mr. Kunz under the PGT Industries, Inc. 401(k) Savings Plan of $4,581.

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Grants of Plan-Based Awards for 2022

The following table contains information concerning the potential threshold, target and maximum payments originally applicable to each of our NEOs under the 2022 AIP and 2022 LTIP. Awards earned by our NEOs under the 2022 AIP are included in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation”. Awards earned by our NEOs under the 2022 AIP were paid in February 2022. Awards granted to our NEOs under the 2022 LTIP are included in the Summary Compensation Table in the column titled “Equity Awards - Stock Awards”.

	Estimated Possible Payouts in $ Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts in # of Shares Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value in $ of Stock and Option Awards(3)(4)(5)
Name	Threshold	Target	Maximum	Threshold	Target	Maximum

Jeffrey T. Jackson	$424,520	$849,039	$-	-	-	-		-		$-

Granted 02/14/22	-	-	-	-	-	-		58,155	(3)	1,062,500

Granted 02/14/22	-	-	-	29,078	58,155	116,310	(4)	-		1,154,095

Mike Wothe	129,844	259,688	-	-	-	-		-		-

Granted 02/14/22	-	-	-	-	-	-		8,758	(3)	160,000

Granted 02/14/22	-	-	-	4,379	8,758	17,516	(4)	-		173,793

Robert A. Keller	117,000	234,000	-	-	-	-		-		-

Granted 02/14/22	-	-	-	-	-	-		9,606	(3)	175,500

Granted 02/14/22	-	-	-	4,803	9,606	19,212	(4)	-		190,629

Eric Kowalewski	138,125	276,250	-	-	-	-		-		-

Granted 02/14/22	-	-	-	-	-	-		8,723	(3)	159,375

Granted 02/14/22	-	-	-	4,362	8,723	17,446	(4)	-		173,114

Bradley West	90,000	180,000	-	-	-	-		-		-

Granted 02/14/22	-	-	-	-	-	-		5,337	(3)	97,500

Granted 02/14/22	-	-	-	2,669	5,337	10,674	(4)	-		105,905

John Kunz	185,625	371,250	-	-	-	-		-		-

Granted 02/14/22	-	-	-	-	-	-		20,320	(3)	371,250

Granted 02/14/22	-	-	-	10,160	20,320	40,640	(4)	-		403,254

(1)

These columns show the range of payouts targeted for 2022 performance under the 2022 AIP. For more information regarding the 2022 AIP, see the discussion in “Executive Compensation - Compensation Discussion and Analysis - Annual Cash Incentive Plan”. Payments of cash bonuses to be made to participants in 2023, related to the 2022 AIP, were made on February 24, 2023, and the amounts are included in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation”. The 2022 AIP had no stated maximum payout.

(2)

These columns show the range of payouts targeted for 2022 performance under the 2022 LTIP. For more information regarding the 2022 LTIP, see the discussion in “Executive Compensation - Compensation Discussion and Analysis - Long-Term Incentive Plan”.

(3)

Represents restricted stock awarded under the 2022 LTIP for which there is no Company performance criteria. The restrictions lapse over time in three equal amounts on the first, second and third anniversary dates of the grant date of February 14, 2022. Also, see table titled “Outstanding Equity Awards at Year-End 2022 - Stock Awards”. The grant date fair value of these awards are included in the Summary Compensation Table in the column titled “Equity Awards - Stock Awards” for 2022.

(4)

Represents restricted stock awarded under the 2022 LTIP, subject to Company performance criteria and a portion of which are subject to a total shareholder return (“TSR”) metric. The performance criteria provides for a graded awarding of shares based on the Company’s performance for 2022. The grant date fair value of these awards are based upon the probable outcome of the performance conditions at the time of the date of grant. Accordingly, the values set forth in the above table assume target performance. Based on the Company’s 2022 results, the actual number of shares awarded under this grant was 172.5% of the Target award. However, the first tranche of such shares of only 37.5% of such shares, which had a grant-date fair value of $18.27 per share, are based solely on the Company’s 2022 performance, which for Mr. Jackson was 37,619 shares, or grant date fair value of $687,299; for Mr. Wothe was 5,665 shares, or grant date fair value of $103,500; for Mr. Keller was 6,213 shares, or grant date fair value of $113,512; for Mr. Kowalewski was 5,642 shares, or grant date fair value of $103,079; for Mr. West was 3,452 shares, or grant date fair value of $63,068; and, for Mr. Kunz was 13,145 shares, or grant date fair value of $240,159. These shares are considered to be earned by the

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grantee as the performance criteria to which they were subject has been finalized and will vest to the grantee on the second anniversary of the February 14, 2022 grant date. The remaining 62.5% of such shares, while being subject to the performance criteria based on the Company’s 2022 results of 172.5%, are also subject to a TSR which when the outcome of the TSR metric is finalized, could result in the grantee receiving an additional 25% of such shares, forfeiting 25% of such shares, or there being no change in such shares. Because this second tranche of 62.5% of such shares is subject to both the Company performance criteria and the TSR metric, under FASB ASC Topic 718, we were required to establish a fair value for such shares which necessitated the engagement of a third-party, independent valuation firm to determine the grant-date fair value of each share, which was determined to be $20.79 per share, which we consider to be a Level 3 input. Because these shares are subject to a TSR metric which will not be finalized until the third anniversary of the February 14, 2022 grant-date, these shares are not yet considered to be earned by the grantee, even though the Company’s 2022 performance has been finalized and established at 172.5%. After finalization of the TSR metric, these shares will vest on the third anniversary of the February 14, 2022 grant date. Based on 37.5% of these shares having a grant-date fair value of $18.27 per share, and 62.5% of such shares having a grant-date fair value of $20.79 per share, the weighted-average grant-date fair value of this grant was $19.84 per share. See also “Outstanding Equity Awards at Year-End 2022 - Stock Awards”.

(5)

The grant date fair value of stock awards was calculated in accordance with FASB ASC Topic 718. For shares in the column titled “Estimated Future Payouts in # of Shares Under Equity Incentive Plan Awards”, the grant-date fair value was determined based on a weighted-average of 37.5% of these shares having a grant-date fair value of $18.27 per share, which is the fair market value of our common stock, which we define as the closing price of our common stock the business day prior to the grant date, and 62.5% of such shares having a grant-date fair value of $20.79 per share, resulting in a weighted-average grant-date fair value of this grant of $19.84 per share. See (2) above. For shares in the column titled “All Other Stock Awards: Number of Shares of Stock” the grant-date fair value was determined based on the fair market value of our common stock, which we define as the closing price of our common stock the business day prior to the grant date, which was $18.27 per share. See “Summary Compensation Table - Equity Awards - Stock Awards”.

(6)

Mr. Kunz was appointed as PFO of the Company, with a title of Senior Vice President and Chief Financial Officer, effective on January 17, 2022. His employment with the Company terminated effective close of business on February 27, 2023. As such, other than the one-third portion of the fixed portion of the 2022 LTIP, as described in (3) above, that vested on February 14, 2023, pursuant to the terms of the agreements under which the 2022 LTIP was granted, Mr. Kunz’s equity under the 2022 LTIP was forfeited.

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Outstanding Equity Awards at Year-End 2022

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)

Jeffrey T. Jackson	-	-	-	-		$-

	-	-	-	58,155	(2)	1,044,464	(2)

	-	-	-	58,155	(3)	1,044,464	(3)

	-	-	-	28,985	(4)	520,571	(4)

	-	-	-	37,821	(5)	679,265	(5)

	-	-	-	16,716	(6)	300,219	(6)

	-	-	-	23,570	(7)	423,317	(7)

Mike Wothe	-	-	-	-		-

	-	-	-	8,758	(2)	157,294	(2)

	-	-	-	8,758	(3)	157,294	(3)

	-	-	-	4,348	(4)	78,090	(4)

	-	-	-	5,673	(5)	101,887	(5)

	-	-	-	2,290	(6)	41,128	(6)

	-	-	-	3,229	(7)	57,993	(7)

Robert A. Keller	-	-	-	-		-

	-	-	-	9,606	(2)	172,524	(2)

	-	-	-	9,606	(3)	172,524	(3)

	-	-	-	5,087	(4)	91,363	(4)

	-	-	-	6,637	(5)	119,201	(5)

	-	-	-	2,903	(6)	52,138	(6)

	-	-	-	4,093	(7)	73,510	(7)

Eric Kowalewski	-	-	-	-		-

	-	-	-	8,723	(2)	156,665	(2)

	-	-	-	8,723	(3)	156,665	(3)

Bradley West	-	-	-	-		-

	-	-	-	5,337	(2)	95,853	(2)

	-	-	-	5,337	(3)	95,853	(3)

	-	-	-	2,826	(4)	50,755	(4)

	-	-	-	3,686	(5)	66,201	(5)

	-	-	-	1,865	(6)	33,495	(6)

	-	-	-	2,629	(7)	47,217	(7)

John Kunz(8)	-	-	-	-		-

	-	-	-	20,320	(2)	364,947	(2)

	-	-	-	20,320	(3)	364,947	(3)

(1)	Values are based on the closing price on the NYSE of our common stock on December 30, 2022, the last day on which stock markets were open during our 2022 fiscal year, which was $17.96.

(2)

Represents restricted stock awarded under the 2022 LTIP for which there is no Company performance criteria. The restrictions lapse over time in three equal amounts on the first, second and third anniversaries of the grant date of February 14, 2022. See table titled “Grants of Plan-Based Awards for 2022 - All Other Stock Awards: Number of Shares of Stock or Units (#)” and “Grants of Plan-Based Awards for 2022 - Grant Date Fair Value in $ of Stock and Option Awards”. The grant date fair value of this award is also included in the Summary Compensation Table under the column titled “Equity Awards - Stock Awards” for 2022.

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(3)

Represents restricted stock awarded under the 2022 LTIP, subject to Company performance criteria and a portion of which is subject to a total shareholder return (“TSR”) metric. The grant date fair value of these awards are based upon the probable outcome of the performance conditions at the time of the date of grant. Accordingly, the values set forth in the above table assume target performance. Based on the Company’s 2022 results, the actual number of shares awarded under this grant was 172.5% of the Target award. However, the first tranche of such shares of only 37.5% of such shares, which had a grant-date fair value of $18.27 per share, are based solely on the Company’s 2022 performance, which for Mr. Jackson was 37,619 shares, or grant date fair value of $687,299; for Mr. Wothe was 5,665 shares, or grant date fair value of $103,500; for Mr. Keller was 6,213 shares, or grant date fair value of $113,512; for Mr. Kowalewski was 5,642 shares, or grant date fair value of $103,079; for Mr. West was 3,452 shares, or grant date fair value of $63,068; and, for Mr. Kunz was 13,145 shares, or grant date fair value of $240,159. As the performance criteria to which these shares were subject has been finalized, they will be considered earned by and will vest to the grantee on the second anniversary of the February 14, 2022 grant date. The remaining 62.5% of such shares, while being subject to the performance criteria based on the Company’s 2022 results of 172.5%, are also subject to a TSR which when the outcome of the TSR metric is finalized, could result in the grantee receiving an additional 25% of such shares, forfeiting 25% of such shares, or there being no change in such shares. Because this second tranche of 62.5% of such shares is subject to both the Company performance criteria and the TSR metric, under FASB ASC Topic 718, we were required to establish a fair value for such shares which necessitated the engagement of a third-party, independent valuation firm to determine the grant-date fair value of each share, which was determined to be $20.79 per share, which we consider to be a Level 3 input. Because these shares are subject to a TSR metric which will not be known until the third anniversary of the February 14, 2022 grant-date, these shares are not yet considered to be finalized, even though the Company’s 2022 performance has been calculated and established at 172.5%. After finalization of the TSR metric, these shares will be considered earned by and will vest to the grantee on the third anniversary of the February 14, 2022 grant date. Based on 37.5% of these shares having a grant-date fair value of $18.27 per share, and 62.5% of such shares having a grant-date fair value of $20.79 per share, the weighted-average grant-date fair value of this grant was $19.84 per share. See “Grants of Plan-Based Awards for 2022 - Estimated Future Payouts in # of Shares Under Equity Incentive Plan Awards” and “Grants of Plan-Based Awards for 2022 - Grant Date Fair Value in $ of Stock and Option Awards”. The grant date fair value of this award is also included in the Summary Compensation Table under the column titled “Equity Awards - Stock Awards” for 2022.

(4)

Represents restricted stock awarded under the 2021 LTIP for which there is no Company performance criteria. The restrictions lapse over time in three equal amounts on each of the first, second and third anniversaries of the grant date of February 15, 2021.

(5)

Represents restricted stock awarded under the 2021 LTIP, subject to Company performance criteria and a portion of which is subject to a TSR metric. The grant date fair value of these awards are based upon the probable outcome of the performance conditions at the time of the date of grant. Based on the Company’s 2021 results, the actual number of shares awarded under this grant was 65.3% of the Target award. The first tranche of such shares of 37.5% were based solely on the Company’s 2021 performance. As such, 34.7% of the first tranche were forfeited on the first anniversary of the February 15, 2021 grant date. The first tranche will vest on the second anniversary of the February 15, 2021 grant date. The second tranche of such shares of 62.5%, while being subject to the performance criteria based on the Company’s 2021 results of 65.3%, are also subject to a TSR which when the outcome of the TSR metric is finalized, could result in the grantee receiving an additional 25% of such shares, forfeiting 25% of such shares, or there being no change in such shares. Because these shares are subject to a TSR metric which will not be known until the third anniversary of the February 15, 2021 grant-date, these shares are not yet considered to be finalized, even though the Company’s 2021 performance has been calculated and established at 65.3%. After finalization of the TSR metric, these shares will be considered earned by and vest to the grantee on the third anniversary of the February 15, 2021 grant date.

(6)

Represents restricted stock awarded under the 2020 LTIP for which there is no Company performance criteria. The restrictions lapse over time in three equal amounts on each of the first, second and third anniversaries of the grant date of February 14, 2020.

(7)

Represents restricted stock awarded under the 2020 LTIP, which was subject to Company performance criteria, which for 2020 was 94.0% resulting in the forfeiture of 6.0% of the initial target shares granted on February 14, 2020. Restricted shares earned under this grant vest in two equal amounts on the second and third anniversaries of the grant date of February 14, 2020.

(8)

Mr. Kunz was appointed as PFO of the Company, with a title of Senior Vice President and Chief Financial Officer, effective on January 17, 2022. His employment with the Company terminated effective close of business on February 27, 2023. As such, other than the one-third portion of the fixed portion of the 2022 LTIP, as described in (2) above, that vested on February 14, 2023, pursuant to the terms of the agreements under which the 2022 LTIP was granted, Mr. Kunz’s equity under the 2022 LTIP was forfeited.

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Option Exercises and Stock Vested Table

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

Jeffrey T. Jackson	-	$-	67,446	$1,233,978

Mike Wothe	-	-	7,691	140,775

Robert A. Keller	-	-	11,673	213,571

Eric Kowalewski	-	-	-	-

Bradley West	-	-	7,643	139,807

John Kunz	-	-	-	-

(1)

The value realized on the vesting of stock awards is based on the closing market price of our common stock on the day before the date the restrictions on the stock lapse (used for purposes of determining income taxable to the individual).

Employment Agreements

The Company’s standard practice is to enter into employment agreements with each of its NEOs. The Company and its NEOs entered into employment agreements effective as of April 8, 2022 for each of Messrs. Jackson, Wothe, Keller, Kowalewski, West and Kunz that superseded and replaced any prior employment agreement. Effective close of business on February 27, 2023, Mr. Kunz’s employment was terminated by the Company without cause and he received termination payments and benefits in accordance with his employment agreement. For more information, see below section titled “—Summary of Termination Payments and Benefits.”

Pursuant to the employment agreements referenced above, in the event that (a) the executive’s employment is terminated by the Company without “cause” (as defined in the employment agreement) or (b) the executive terminates his employment for “good reason” (as defined in the employment agreement), and subject to the execution and non-revocation of a general release of claims against the Company and its affiliates, the executive is entitled to (1) continuation of his base salary for twelve months after the date of termination (except in the case of Mr. Jackson, for whom the period is thirty months), (2) payment by the Company of applicable premiums for medical benefits for twelve months following the date of termination (except in the case of Mr. Jackson for whom the period is thirty months), and (3) payment in a lump sum of an amount of cash equal to 100% of the executive’s target incentive amount (except for Mr. Jackson for whom such percentage is 250%) payable under the Company’s annual incentive plan for the award period ending in which the termination of employment occurred.

Pursuant to the employment agreements, in the event that within twenty-four months of a change of control (as defined in the employment agreement) (a) the executive’s employment is terminated by the Company without “cause” (as defined in the employment agreement) or (b) the executive terminates his employment for “good reason” (as defined in the employment agreement), and subject to the execution and non-revocation of a general release of claims against the Company and its affiliates, the executive is entitled to (1) twenty four months of his base salary in a lump sum (except for Mr. Jackson who receives thirty months of his base salary in a lump sum); (2) payment by the Company of applicable premiums for medical benefits for twenty four months (except for Mr. Jackson for whom the period is thirty months); (3) payment in a lump sum of an amount of cash equal to 200% of the executive’s target incentive amount (except for Mr. Jackson for whom such percentage is 250%) payable under the Company’s annual incentive plan for the award period ending in which the termination of employment occurred; (4) any outstanding stock options held by the executive that are vested and exercisable as of the date of termination remaining exercisable until the earlier of a period of one year after the date of termination, or the original term of the option, and (5) any equity awards held by the executive that are unvested as of the date of the termination vesting, with any performance-based equity awards paid out in such amount as if maximum performance has been achieved for the relevant performance period.

Should the executive terminate his employment other than for “good reason”, the Company will continue to pay such executive’s base salary for the shorter of thirty days (except in the case of Mr. Jackson, for whom the period is ninety days) or

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the notice period provided by the executive with respect to his termination. Further, under each employment agreement, in the event that the executive’s employment is terminated by his death or disability (as defined in the employment agreement), the Company will pay to the executive (or, in the case of death, to his designated beneficiary) his base salary for a period of twelve months.

Each employment agreement also provides that during the executive’s employment with the Company and thereafter, he may not disclose any confidential information of the Company and that all inventions of the executive shall belong exclusively to the Company. In addition, each employment agreement provides that during the executive’s employment with the Company and for two years thereafter, unless the employment agreement is terminated by the Company without “cause” or by such executive for “good reason”, in which case the period will be the duration of the executive’s employment with the Company and for one year thereafter, the executive may not directly or indirectly (i) compete with the Company, (ii) solicit or induce any employee or agent of the Company to terminate his relationship with the Company or (iii) induce or attempt to induce any supplier or contractor of the Company to terminate or adversely change its relationship with the Company or otherwise interfere with any relationship between the Company and any of its suppliers or contractors.

The following table summarizes the value of the termination payments and benefits that each of our NEOs would receive under the circumstances shown had such circumstances occurred on the last business day of our 2022 fiscal year. The amounts shown in the table exclude distributions under the 401(k) plan and any additional benefits that are generally available to all our salaried employees.

Summary of Termination Payments and Benefits

Reason for Termination:	Jeffrey Jackson	Mike Wothe	Robert Keller	Eric Kowalewski	Brad West	John Kunz(7)

By Company Without Cause or by the Executive With “Good Reason”:

Cash Severance(1)	$4,305,468	$678,796	$646,187	$723,437	$498,797	$888,437

By the Executive Without “Good Reason”:

Cash Severance(2)	$212,500	$33,333	$32,500	$35,417	$25,000	$41,250

Change In Control:

Cash Severance(3)	$4,305,468	$1,357,593	$1,292,375	$1,446,875	$997,594	$1,776,875

Market Value of Equity(4)	$5,293,471	$786,687	$878,496	$518,953	$498,962	$1,208,888

Death or Disability(5):

Cash Severance(6)	$850,000	$400,000	$390,000	$425,000	$300,000	$495,000

(1)

Includes the dollar value of continuation of NEO’s then-current annual base salary for a period of twelve months, plus 100% of the NEO’s target AlP amount, as well as the value associated with the continued provision of health benefits for a period of twelve months, except in the case of Mr. Jackson, whose salary- and health-continuation benefit periods are thirty months, and who receives 250% of his AlP amount. The value associated with the continued provision of health benefits total $55,468 for Mr. Jackson, $ 18,796 for Mr. Wothe, $22,187 for Mr. Keller, $22,187 for Mr. Kowalewski, $18,796 for Mr. West, and $22,187 for Mr. Kunz. The value associated with the continuation of health benefits is based on the combined total of premiums paid by both the employer and employee for health insurance during 2022, multiplied by the amount of time each NEO is entitled to those benefits pursuant to their respective employment agreements.

(2)

Equals the dollar value of continuation of the NEO’s then-current annual base salary for a period of thirty days, except in the case of Mr. Jackson, for who the period is ninety days. If the NEO provides a notice-period which is less than their salary-continuation period, this amount is reduced to such notice-period in relation to the salary-continuation-period.

(3)

Includes the dollar value of continuation of benefits as described in (1) above, except that for NEOs other than Mr. Jackson, the period of continuation of the NEOs then-current base salary is doubled to twenty-four months for termination at the time of, or within twenty-four months of, a change in control (as defined in the employments agreement). Mr. Jackson’s current employment agreement with the Company dated April 8, 2022, does not provide for any further escalation of salary continuation or target AIP benefits under a change of control beyond the thirty months already provided as described in (1) above.

(4)

Equals the market value of shares awarded under our long-term incentive plans for which restrictions had not yet lapsed as of December 31, 2022, but for which the restrictions would lapse and be deemed fully vested, and any performance conditions would be deemed fully achieved at

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maximum, in the event of a termination of employment at or within twelve months after a change in control, pursuant to the change-in-control provisions of both the Amended and Restated 2019 Equity and Incentive Compensation Plan, and the 2019 Equity and Incentive Compensation Plan as well as the respective employment agreement for each NEO, except that the change-in-control period is twenty-four months for Mr. Jackson. These dollar amounts are based on the closing price on the NYSE of $17.96 of our common stock on December 30, 2022, the last day of trading before the end of our 2022 fiscal year.

(5)	Does not include the dollar value of potential short-term and/or long-term disability payments.

(6)	Equals the dollar value of continuation of the NEO’s then-current annual base salary for a period of twelve months.

(7)

Effective close of business on February 27, 2023, Mr. Kunz’s employment was terminated by the Company without cause. Pursuant to the terms of his employment agreement with the Company dated April 8, 2022, Mr. Kunz has received his salary-continuation of twelve months in a lump-sum at his then current annual salary of $520,000, and 100% of his target AlP of 75% of his annual salary of $520,000, which totaled $390,000. Relating to his separation and as required by his employment agreement, Mr. Kunz executed a separation agreement wherein he agreed to release any and all claims relating to his termination of employment by the Company.

2022 Annual Incentive Plan

The 2022 AIP is discussed in “Compensation Discussion and Analysis - Annual Cash Incentive Plan.”

2022 Long-Term Incentive Plan

The 2022 LTIP is discussed in “Compensation Discussion and Analysis - Long-Term Incentive Plan.”

Change in Control Agreements

Change in control benefits may be payable under the Amended and Restated 2019 Equity and Incentive Plan. The Amended and Restated 2019 Equity and Incentive Plan provides that, unless otherwise determined by the administrator and evidenced in an award agreement, if a participant’s service is terminated without cause or for good reason on or within 12 months following a change in control, then outstanding awards will generally vest in full (with performance objectives deemed “fully achieved”).

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    EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information, as of December 31, 2022, relating to the Company’s equity compensation plans pursuant to which stock options, restricted stock or other rights to acquire shares may be granted from time to time.

	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by security holders(1)	-	-	3,066,540

(1)

Represents the Amended and Restated 2019 Equity and Incentive Compensation Plan (“2019 EICP”) approved by the stockholders of the Company in June 2022, as initially approved as the 2019 Equity and Incentive Compensation Plan in May 2019. A description of the 2019 EICP is included in Note 17 to the Company’s audited financial statements for the fiscal year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2023. There have been no options to purchase the Company’s common stock granted under the 2019 EICP.

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    CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K promulgated under the Exchange Act, as amended (“Regulation S-K”), we are providing the following information about the relationship of the annual total compensation of the individual identified as our “median” employee and the annual total compensation of Jeff Jackson, our President and Chief Executive Officer (“CEO”).

For 2022, our last completed fiscal year:

•	The annual total compensation of the employee identified as the median employee of our company (based on all of our employees other than our CEO), was $51,984;

•	The annual total compensation of our CEO was $4,453,113; and

•	The ratio between the annual total compensation of our CEO to the annual total compensation of the median employee was calculated to be approximately 86-to-1.

•	The methodology and material assumptions, adjustments, and estimates used to identify our median employee for this purpose were as follows:

•

We selected December 31, 2022 as the determination date for purposes of identifying our median employee. We determined that, as of December 31, 2022, our employee population consisted of approximately 5,500 individuals, all of whom were located in the United States.

•

Given the geographical distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees. Consequently, for purposes of measuring the compensation of our employees to identify the median employee, rather than using annual total compensation, we selected base salary / wages and overtime pay, plus actual annual cash incentive compensation (annual bonus) paid through December 31, 2022 as the compensation measure.

•

We annualized the compensation of employees to cover the full calendar year and annualized any new hires in 2022 as if they were hired at the beginning of the fiscal year, as permitted by SEC rules, in identifying the median employee.

•	Using this methodology, we estimated that the median employee was an employee with base salary / wages and overtime pay plus actual annual bonus paid for the year ended December 31, 2022 of $45,908.

•

In order to determine the annual total compensation of the median employee, we identified and calculated the elements of such median employee’s compensation using the same methodology reflected in the Summary Compensation Table, with the additional inclusion of the annualized value of employer-paid health benefits of $6,076. This resulted in annual total compensation in the amount of $51,984.

•

In order to determine the annual total compensation of our CEO, in accordance with SEC rules, we included the amount reported for Mr. Jackson in the “Total” column for 2022 in the Summary Compensation Table included in this Proxy Statement of $4,437,456, plus the additional value of his employer-paid health benefits totaling $15,657. This resulted in annual total compensation in the amount of $4,453,113.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median paid employee and calculating this pay ratio allow companies to apply various methodologies and assumptions. As a result, the pay ratio reported above may not be comparable to the pay ratio reported by other companies.

CEO Pay Ratio | PGT Innovations 2023 Proxy Statement        52

    Pay Versus Performance

In
accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below. For further information regarding our performance-based approach to executive compensation and how the Company aligns executive compensation with the Company’s performance, see “Executive Compensation – Compensation Discussion and Analysis.”

	Summary Compensation Table Total for PEO¹	Compensation Actually Paid to PEO 1,2,3	Average Summary Compensation Table Total for Non-PEO NEOs 1	Average Compensation Actually Paid to Non-PEO NEOs 1,2,3	Value of Initial Fixed $100 Investment based on: 4		Net Income ($ Millions) 5	Adjusted EBITDA ($ Millions) 6
Year					TSR	Peer Group TSR
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2022	$4,437,456	$3,516,387	$1,353,470	$1,274,608	$137.40	$123.90	$98.4	$253.6

2021	3,531,219	3,766,515	649,475	712,092	152.00	179.50	35.2	169.4

2020	3,252,173	3,407,375	817,149	862,406	121.40	137.20	45.1	150.0

1.	Jeffrey T. Jackson was our PEO for each year presented. The individuals comprising the Non-PEO named executive officers for each year presented are listed below.

2020	2021	2022

Robert A. Keller	Mike Wothe	Mike Wothe

Mike Wothe	Robert A. Keller	Robert A. Keller

Brent Boydston	Ryan Quinn	Eric Kowalewski

Sherri Baker	Brad West	Brad West

	Brent Boydston	John Kunz

Sherri Baker

2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO	Exclusion of Stock Awards for PEO	Inclusion of Equity Values for PEO	Compensation Actually Paid to PEO

2022	$4,437,456	$(2,216,595)	$1,295,526	$3,516,387

2021	3,531,219	(2,084,239)	2,319,535	3,766,515

2020	3,252,173	(1,660,875)	1,816,077	3,407,375

PGT Innovations 2023 Proxy Statement | Pay Versus Performance Disclosure

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Stock Awards for Non-PEO NEOs	Average Inclusion of Equity Values for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs

2022	$1,353,470	$(402,064)	$323,202	$1,274,608

2021	649,475	(215,215)	277,832	712,092

2020	817,149	(237,769)	283,025	862,406

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO	Total - Inclusion of Equity Values for PEO

2022	$2,193,316	$(487,681)	$-	$(282,883)	$(127,226)	$1,295,526

2021	1,993,195	200,464	-	187,059	(61,183)	2,319,535

2020	2,039,980	287,155	-	51,446	(562,504)	1,816,077

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs	Total - Average Inclusion of Equity Values for Non-PEO NEOs

2022	$397,849	$(41,227)	$-	$(22,647)	$(10,773)	$323,202

2021	244,029	21,266	-	19,184	(6,647)	277,832

2020	292,042	42,316	-	4,839	(56,172)	283,025

Pay Versus Performance Disclosure | PGT Innovations 2023 Proxy Statement

4.
The Peer Group TSR set forth in this table utilizes the S&P 500 Building Products Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 28, 2019, through the end of the listed year in the Company and in the S&P 500 Building Products Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5.	Reflects “Net Income” for each applicable year as set forth in our Consolidated Statements of Operations included in our Annual Report on Form 10-K for each of the applicable years.

6.
We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2022. Adjusted EBITDA is a
non-GAAP
measure that consists of net income, plus depreciation and amortization, net interest expense and income tax expense (EBITDA), adjusted for the inclusion or exclusion of certain costs. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

DESCRIPTION OF RELATIONSHIP BETWEEN PEO AND
NON-PEO
NEO COMPENSATION ACTUALLY PAID AND COMPANY TOTAL SHAREHOLDER RETURN (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

PGT Innovations 2023 Proxy Statement | Pay Versus Performance Disclosure

DESCRIPTION OF RELATIONSHIP BETWEEN PEO AND
NON-PEO
NEO COMPENSATION ACTUALLY PAID AND NET INCOME
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Net Income during the three most recently completed fiscal years.

DESCRIPTION OF RELATIONSHIP BETWEEN PEO AND
NON-PEO
NEO COMPENSATION ACTUALLY PAID AND ADJUSTED EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Adjusted EBITDA during the three most recently completed fiscal years.

Pay Versus Performance Disclosure | PGT Innovations 2023 Proxy Statement

DESCRIPTION OF RELATIONSHIP BETWEEN COMPANY TSR AND PEER GROUP TSR
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the S&P 500 Building Products Index over the same period.

TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and
Non-PEO
NEOs for 2022 to Company performance. The measures in this table are not ranked.

Adjusted EBITDA Relative TSR

PGT Innovations 2023 Proxy Statement | Pay Versus Performance Disclosure

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has appointed Ernst & Young LLP (“EY”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for our 2023 fiscal year ending December 30, 2023.

We are asking our stockholders to ratify the appointment of EY as our independent registered public accounting firm, because we value our stockholders’ views on our independent registered public accounting firm and view the ratification as a matter of good corporate governance. Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the total number of votes of our common stock represented and entitled to vote on the matter. If stockholders fail to ratify the selection of EY as the independent registered public accounting firm for 2023, the Audit Committee will reconsider whether to retain that firm. Even if EY’s appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company.

A representative of EY is expected to be present during the Annual Meeting to have the opportunity to make a statement, and to be available to answer appropriate questions.

The Audit Committee approves the annual audit fee of the Company’s independent auditors. The Audit Committee also establishes pre-approved limits for which the Company’s management may engage the Company’s independent auditors for specific services. Any work which exceeds these pre-approved limits requires the advance approval of the Audit Committee. Each quarter, the Audit Committee reviews all work done by the independent auditors during the previous quarter. All fees paid to EY for fiscal year 2022 were pre-approved by the Audit Committee.

Change in Independent Registered Public Accounting Firm

As previously reported on our Current Report on Form 8-K/A filed on March 4, 2021 (the “Auditor 8-K”), the Audit Committee chose not to renew the engagement of KPMG as our independent registered public accounting firm, effective upon the filing of our Annual Report on Form 10-K for the fiscal year ended January 2, 2021. On March 2, 2021, we filed our Annual Report on Form 10-K for the fiscal year ended January 2, 2021, at which time retention of KPMG as our independent registered public accounting firm ended. We notified KPMG on November 16, 2020 that it would be dismissed as our independent registered public accounting firm. The decision to dismiss KPMG as our independent registered public accounting firms was at the direction of and approved by the Audit Committee on November 13, 2020.

KPMG’s reports on our financial statements for the two fiscal years ended December 28, 2019, and January 2, 2021, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for changes due to our adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842), and several related amendments. During our two fiscal years ended December 28, 2019, and January 2, 2021, and the subsequent interim period through March 4, 2021, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, and the related instructions thereto, with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also, during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm | PGT Innovations 2023 Proxy Statement        58

We previously provided KPMG with a copy of the disclosures regarding the dismissal reproduced in this Proxy Statement and received a letter from KPMG addressed to the SEC stating that they agree with the above statements. This letter was filed as an exhibit to the Auditor 8-K.

During our two fiscal years ended December 28, 2019, and January 2, 2021, and the subsequent interim period through March 4, 2021, we did not consult EY with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us by EY that EY concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Principal Accountant Fees and Services

The Audit Committee is responsible for the appointment, oversight, and evaluation of our independent registered public accounting firm. The Audit Committee has the sole and direct authority to engage, appoint, and replace our independent auditors. In addition, the Audit Committee has established in its charter a policy that every engagement of the Company’s independent registered public accounting firm to perform audit or permissible non-audit services on behalf of the Company or any of its subsidiaries requires pre-approval from the Audit Committee or its designee before such independent registered public accounting firm is engaged to provide those services. Our independent registered public accounting firm may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act. Pursuant to the Audit Committee charter, the Audit Committee reviews and, in its sole discretion, approves in advance the Company’s independent registered public accounting firm’s annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent registered public accounting firm (which approval may be made after receiving input from the Company’s management, if desired).

With respect to the audits for the years ended December 31, 2022, and January 1, 2022, the Audit Committee approved the audit services performed by Ernst & Young LLP.

Fees Paid to the Principal Accountant

Aggregate fees for professional services rendered by Ernst & Young LLP for the years ended December 31, 2022 and January 1, 2022, were (in thousands): The Audit Committee approved all the services described below.

Type of Fee	2022(1)	2021(1)

Audit Fees	$2,975	$2,013

Audit-Related Fees(2)	19	169

Tax Fees	398	302

All Other Fees(3)	82	217

Total Fees	$3,474	$2,701

(1)

Audit fees for fiscals 2022 and 2021 consist of the audit of the consolidated financial statements included in the Annual Reports on Form 10-K for the years ended December 31, 2022 and January 1, 2022, and reviews of the interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q during that year. All fees relate to Ernst & Young LLP.

(2)	Audit-related fees for fiscal 2021 consist primarily of comfort-letter services provided by Ernst & Young LLP in 2021 for issuances and refinancings of our debt in that year.

(3)

All other fees in 2022 relates to acquisition-related due diligence services provided by Ernst & Young LLP relating to our Martin Acquisition. All other fees in 2021 relates to acquisition-related due diligence services provided by Ernst & Young LLP relating to our Anlin Acquisition.

✓	OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.

PGT Innovations 2023 Proxy Statement | Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm        59

    Audit Committee Report*

Our Board of Directors has ultimate authority and responsibility for effective corporate governance, including the role of oversight of the management of the Company. The Audit Committee’s purpose is to assist our Board of Directors in fulfilling its responsibilities to the Company and its stockholders by overseeing the accounting and financial reporting processes of the Company, the audits of the Company’s consolidated financial statements and the qualifications, selection and performance of the Company’s independent registered public accounting firm.

The Audit Committee reviews our financial reporting process on behalf of the Board. The Audit Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. Management has the primary responsibility for establishing and maintaining effective systems of internal and disclosure controls, for preparing financial statements, and for the public reporting process. Ernst & Young LLP, the Company’s independent registered public accounting firm for 2022, was responsible for expressing opinions on the conformity of the Company’s audited financial statements for the year ended December 31, 2022, with generally accepted accounting principles and on the effectiveness of internal control over our financial reporting.

With respect to the fiscal year ended December 31, 2022, the Audit Committee, among other things, oversaw the integrity of the Company’s financial statements and financial reporting processes, oversaw compliance with legal and regulatory requirements, reviewed the qualifications and independence of the independent registered public accounting firm, and evaluated the performance of the independent registered public accounting firm and received reports and presentations from the Company’s internal audit department and discussed the nature and quality of the work performed by the internal audit department.

The Audit Committee has reviewed and discussed with management and Ernst & Young LLP the audited consolidated financial statements for the year ended December 31, 2022. The Audit Committee also discussed with Ernst & Young LLP all matters required to be discussed pursuant to the Public Company Accounting Oversight Board’s Auditing Standard 1301, Communications with Audit Committees. In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young LLP its independence from the Company and the Company’s management.

Based on the reviews and discussions described above, the Audit Committee recommended to our Board of Directors, and our Board of Directors approved, inclusion of the audited consolidated financial statements for the fiscal year ended December 31, 2022, in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Submitted by the Audit Committee

William J. Morgan (Chair)

Richard D. Feintuch

Frances Powell Hawes

*

The information contained in this section shall not be deemed to be soliciting material or to be filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically requests that the information contained in this section be treated as soliciting material or specifically incorporates the information contained in this section by reference.

Audit Committee Report | PGT Innovations 2023 Proxy Statement        60

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 24, 2023, unless otherwise noted, for (a) each person who is known by us to own beneficially more than 5% of our common stock, (b) each of our current and incumbent directors named above, (c) each of our Named Executive Officers (“NEOs”) named in the Summary Compensation Table below, and (d) all of our directors and executive officers as a group.

The percentages of voting shares provided in the table are based on 60,186,866 shares of our common stock issued and outstanding as of April 24, 2023. Beneficial ownership is determined in accordance with SEC rules and regulations and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of our common stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by a family member in their own right.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Voting Shares

Beneficial Owners of More Than 5%:
BlackRock, Inc.	10,923,785	(2)	18.1%
Wellington Management Group LLP	4,529,860	(3)	7.5%
The Vanguard Group	3,965,712	(4)	6.6%
Cooke & Bieler LP	3,177,879	(5)	5.3%

Non-Employee Directors and Nominees:
Rodney Hershberger	1,350,638		2.2%
Sheree L. Bargabos	35,096		*
Alexander R. Castaldi	147,680		*
Richard D. Feintuch	139,824	(6)(7)	*
Frances Powell Hawes	20,744	(7)	*
Brett N. Milgrim	72,831		*
William J. Morgan	59,169		*

Floyd F. Sherman	105,898		*
Xavier F. Boza	9,764		*

Named Executive Officers:
Jeffrey T. Jackson	734,218		1.2%
Mike Wothe	67,713		*
Robert A. Keller	88,415		*
Eric Kowalewski	43,716		*
Brad West (appointed interim PFO beginning 01/08/2021, ending 01/17/2022)	88,316	(8)	*
John Kunz (appointed PFO beginning 01/17/2022, terminated COB 02/27/2023)	4,926	(9)	*
Directors and executive officers as a group	2,968,948	(10)	4.9%

*	Percentage does not exceed one percent of the total shares eligible to vote.

(1)	Unless otherwise indicated, the business address of each person is PGT Innovations, Inc., 1070 Technology Drive, North Venice, Florida, 34275.

PGT Innovations 2023 Proxy Statement |
Security Ownership of Certain Beneficial Owners and Management        61

(2)

The information reported is based on a Schedule 13G/A (Amendment No. 3) filed on January 23, 2023, with the SEC, in which BlackRock, Inc. reported that at December 31, 2022, it had sole voting power over 10,643,697 shares and sole dispositive power over 10,923,785 shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)

The information reported is based on a Schedule 13G/A (Amendment No. 4) filed on February 6, 2023, with the SEC, in which Wellington Management Group LLP reported that at December 30, 2022, it had shared voting power over 4,055,502 shares and shared dispositive power over 4,529,860 shares. The principal business address of Wellington Management Group LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(4)

The information reported is based on a Schedule 13G/A (Amendment No. 5) filed on February 9, 2023, with the SEC, in which The Vanguard Group reported that at December 30, 2022, it had shared voting power over 97,367 shares, sole dispositive power over 3,818,934 shares, and shared dispositive power over 146,778 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)

The information reported is based on a Schedule 13G/A (Amendment No. 3) filed on February 14, 2023, with the SEC, in which Cooke & Bieler LP reported that at December 31, 2022, it had shared voting power over 2,513,784 shares and shared dispositive power over 3,177,879 shares. The principal business address of Cooke & Bieler LP is 2001 Market Street, Suite 4000, Philadelphia, Pennsylvania 19103.

(6)	Includes 13,727 shares of common stock of the Company owned directly by this member of the Board of Directors, and 116,993 shares owned indirectly through the Feintuch 2007 Dynasty Trust.

(7)

Includes 9,104 restricted share units (“RSU”) (i.e. the right to receive shares of common stock of the Company) as this member of the Board of Directors wishes to defer the income from the equity portion of his/her compensation for service on the Board of Directors until the member’s separation from service on the Board of Directors through retirement, death, or involuntary separation, whichever comes first. Because RSUs represent the right to receive common stock at some future point in time, and not actual common stock, these shares are not eligible to vote at the 2023 Annual Meeting.

(8)

Mr. West served as the Company’s interim principal financial officer (“PFO”) on an interim basis for the period from January 8, 2021 to January 17, 2022. As such, Mr. West served as the Company’s PFO during a portion of Company’s 2022 fiscal year.

(9)

The Company appointed John Kunz as its Senior Vice President and Chief Financial Officer, effective on January 17, 2022. Mr. Kunz’s service as Senior Vice President and Chief Financial Officer of the Company terminated, effective close of business (“COB”) on February 27, 2023, and was succeeded on the same date by Craig Henderson, the Company’s Vice President of Finance, to serve as interim Chief Financial Officer while the Board of Directors of the Company conducts a formal search for a permanent Chief Financial Officer. As of the April 24, 2023 record date, Mr. Henderson beneficially owned 10,981 shares of common stock of the Company, of which 533 shares were unrestricted.

(10)	This group is comprised of 15 individuals.

We know of no arrangements, the operation of which may at a subsequent date result in the change in control of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our equity securities. Executive officers, directors, and beneficial owners of greater than 10% of our equity securities are required by SEC rules and regulations to provide us with copies of all Section 16(a) forms that they file.

Based solely on review of the copies of such forms furnished to us and written representations from our executive officers and directors that no other reports were required, we believe that during fiscal year 2022, all of our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except that two Form 4 reports were filed late for Mr. Feintuch and Ms. LaPinska with respect to separate transactions due to administrative errors.

Certain Relationships and Related Transactions

RELATED-PERSON TRANSACTION POLICY

Our Board of Directors has adopted a policy setting forth the procedures we undertake while reviewing and approving related-person transactions. The policy covers any transaction, arrangement or relationship in which we are or will be a participant, and in which any related-person had, has or will have a direct or indirect interest other than (a) employment relationships or transactions involving an executive officer and any related compensation solely resulting from such employment if such compensation was approved, or recommended to our Board of Directors for approval, by the Compensation Committee; (b) compensation for serving as a director; (c) payments arising solely from the ownership of our equity securities in which all holders of that class of equity securities received the same benefit on a pro rata basis; or (d) such other exclusions as may be permitted pursuant to applicable rules and regulations of the SEC or any stock exchange upon which our common stock may then be listed.

Security Ownership of Certain Beneficial Owners and Management | PGT Innovations 2023 Proxy Statement        62

All related-person transactions are reviewed and, as appropriate, may be approved or ratified by the Audit Committee. If a director is involved in the transaction, the director may not participate in any review, approval or ratification of such transaction. Related-person transactions are approved by the Audit Committee only if, based on all the facts and circumstances, they are in, or not inconsistent with, the best interests of the Company and the best interests of our stockholders. The Audit Committee considers, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Audit Committee may also impose such conditions as it deems necessary and appropriate on the Company or the related person in connection with the transaction.

Under the policy, “related-person” means: (1) any of our directors, director nominees or executive officers; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of, and/or any other person (other than a tenant or employee) sharing the household of, any person named in (2) or (3) above; (4) any firm, corporation or other entity or organization (profit or not-for-profit) for which any person named in (1)-(2) above serves as an employee, executive officer, partner or principal (or other similar position); and (5) any firm, corporation or other entity or organization (profit or not-for-profit) for which any person named in (1)-(2) above has a 5% or greater beneficial ownership interest.

Under the policy, all related-person transactions where the amount involved exceeds $120,000 must be reviewed by either our Audit Committee or another independent body of our Board of Directors.

EMPLOYMENT OF FAMILY MEMBER

Benji Hershberger serves as Vice President, Customer Care and Field Service for the Company. Mr. B. Hershberger is the son of Rodney Hershberger, the Chair of our Board of Directors. As a result of his employment, Mr. B. Hershberger received annual compensation of $380,515 in 2022, which included the full value of the shares of restricted stock awards granted to Mr. B. Hershberger in 2022.

Information About the Meeting, Voting and Proxies

DATE, TIME AND PLACE OF MEETING

We are holding the Annual Meeting virtually via live webcast on June 20, 2023 at 2:00 p.m. Eastern Time, and you are encouraged to access the Annual Meeting prior to the start time. If you experience technical difficulties during the log-in process or during the Annual Meeting, please call the technical support number that will be posted on the Annual Meeting log-in page for assistance. Technical assistance will be available through the conclusion of the Annual Meeting. We have first released this Proxy Statement to PGTI stockholders beginning on April 28, 2023 at www.proxydocs.com/PGTI. You will not be able to attend in person. You will have the opportunity to ask questions during the Annual Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

The Securities and Exchange Commission approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish proxy materials, including this Proxy Statement and our 2022 Annual Report to Stockholders, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. All stockholders will not receive printed copies of the Proxy Materials unless they request them. Instead, the Notice of Internet Availability, which we are mailing to most of our stockholders, will instruct you as to how you may access and review all of the Proxy Materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our Proxy Materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

RECORD DATE, OUTSTANDING SHARES AND QUORUM

Holders of PGTI common stock at the close of business on April 24, 2023, the record date for the Annual Meeting established by our Board of Directors, are entitled to receive notice of the Annual Meeting, the Notice of Internet Availability of Proxy Materials and to vote their shares at the Annual Meeting and any related adjournments or postponements. The Notice of Internet Availability, Notice of Annual Meeting, Proxy Statement and form of proxy are first expected to be made available to stockholders on or about April 28, 2023.

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As of the close of business on the record date, there were 60,186,866 shares of our common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote per share.

You may examine a list of the stockholders of record as of the close of business on April 24, 2023 for any purpose germane to the Annual Meeting during normal business hours during the 10-day period preceding the date of the meeting at our corporate headquarters at 1070 Technology Drive, N. Venice, Florida 34275. We intend to place the list at our principal place of business as required by Delaware General Corporation Law Section 219. This list will also be made available on the virtual Annual meeting website at www.virtualshareholdermeeting.com/PGTI2023.

HOW TO KNOW IF YOU’RE A STOCKHOLDER OF RECORD OR A BENEFICIAL OWNER

Stockholder of record (also known as a record holder). If your shares are registered in your name, you are a stockholder of record. If you are a stockholder of record, you will receive the Notice of Internet Availability of these Proxy Materials for all PGTI shares that you hold directly. If you have requested printed Proxy Materials, we have enclosed a proxy card for you to use.

Beneficial owner of shares held in street name. If your shares are held in the name of your broker, bank or another holder of record, these shares are held in “street name.” If you hold our shares in street name through one or more banks, brokers and/or other holders of record, you will receive the Notice of Internet Availability or these Proxy Materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold your shares.

If you are a stockholder of record and hold additional PGTI shares in street name, you will receive the Notice of Internet Availability of these Proxy Materials. If you requested printed Proxy Materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

REQUIRED VOTE

Attendance by holders of our common stock, or by proxy of such holders having a majority of shares entitled to vote at the Annual Meeting constitutes a quorum. Shares of our common stock are counted as present at the Annual Meeting for purposes of determining whether there is a quorum (1) if you attend the virtual Annual Meeting, (2) if you vote by telephone or on the Internet or (3) if a signed proxy card has been properly submitted by you or on your behalf prior to the Annual Meeting, without regard to whether the proxy is marked as casting a vote or abstaining.

A broker non-vote occurs when a broker or other nominee submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker or nominee has not received voting instructions from the beneficial owner or the persons entitled to vote those shares and for which the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. withhold votes and proxies containing broker non-votes are counted for purposes of establishing a quorum but are not counted in the election of director nominees and therefore have no effect on their election. For the vote on the approval of PGTI’s executive compensation (say-on-pay), abstentions and broker non-votes are counted for purposes of establishing a quorum, and abstentions will count as a vote against the proposal while broker non-votes will have no effect. The ratification of Ernst & Young LLP as our independent public accounting firm is a routine matter for which brokerage firms may vote on behalf of their clients if no voting instructions are provided; absentations will count as a vote against this proposal.

For the vote on the election of director nominees, you may vote “for” all nominees, or “withhold” your vote from any or all of the nominees. Withhold votes have no effect on the election of director nominees other than as described in “Proposal 1 - Election of Directors - Election Mechanics - Plurality Plus” on page 26 of this Proxy Statement. For the vote on approval of PGTI’s executive compensation (say-on-pay), you may vote in favor of approval, vote against approval or abstain from voting. For the vote on the ratification of the appointment of EY as our independent registered public accounting firm for fiscal 2023, you may vote in favor of the ratification, vote against the ratification or abstain from voting on the ratification.

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The table below shows the voting options, voting requirement, and effect of abstentions and broker non-votes for each proposal to be presented at the Annual Meeting:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”(1)

1. Election of directors	For all, withhold all, or for all except	A nominee for director will be elected if he or she receives the greatest number of affirmative votes cast (up to the number of directors being elected).	No effect	No effect

2. Advisory vote to approve PGTI’s executive compensation (say-on-pay)	For, against, or abstain	The affirmative vote of a majority of the total number of votes of our common stock represented and entitled to vote on the proposal.	A vote to abstain will count as a vote against this proposal	No effect

3. Ratification of selection of Ernst & Young LLP	For, against, or abstain	The affirmative vote of a majority of the total number of votes of our common stock represented and entitled to vote on the proposal.	A vote to abstain will count as a vote against this proposal	Not applicable

(1)

If you hold your shares through third parties or in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on Proposal No. 3 but not for any of the other proposals. See “Voting and Revoking Proxies” below.

VOTING AND REVOKING PROXIES

The Board of Directors is soliciting proxies to vote your shares at the Annual Meeting. Please act as soon as possible to vote your shares, even if you plan to attend the virtual Annual Meeting. All stockholders of record have four options for submitting their vote:

•

Vote on the Internet. If you have Internet access, you may submit your proxy by following the instructions provided in the Notice of Internet Availability, or if you request printed Proxy Materials, by following the instructions provided on your proxy card. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

•

Vote by Telephone. You can also vote by telephone by following the instructions provided on the Internet voting site, or if you requested printed Proxy Materials, by following the instructions provided on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•

Vote by Mail. If you elected to receive printed Proxy Materials by mail, you may choose to vote by mail by marking your proxy card, dating and signing it, and returning it to Vote Processing c/o Broadridge, 51 Mercedes Way, Ridgewood, NY 11717 in the postage paid envelope provided. Please allow sufficient time for mailing if you decide to vote by mail.

•

Vote at the virtual Annual Meeting. The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Webcast and vote online. To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials.

We encourage you to vote via the Internet before the Annual Meeting.

If you hold your shares in street name, you must provide your broker, bank or other nominee with instructions in order to vote these shares. To do so, you should follow the directions regarding voting instructions provided to you by your bank, broker or other nominee. Street name holders may submit a proxy by telephone or the Internet if their bank or broker makes these methods available, in which case the bank or broker will enclose related instructions with this Proxy Statement.

If your bank, broker or nominee holds your shares in its name and you do not instruct them how to vote, they will have discretion to vote your shares on routine matters, including the ratification of the selection of the Company’s independent public accounting firm (Proposal 3). However, they will not have discretion to vote on non-routine matters without direction

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from you, including the election of directors (Proposal 1), and the advisory vote to approve PGTI’s executive compensation (Proposal 2). Accordingly, broker non-votes will not occur at the Annual Meeting in connection with Proposal 3. Broker non-votes may occur in connection with Proposals 1 and 2; however, broker non-votes will have no effect on the outcome of Proposals 1 and 2.

If you do not give specific instructions, proxies that are signed and returned will be voted FOR the election of all director nominees named in the Proxy Statement, FOR approval of PGTI’s executive compensation (say-on-pay), and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2023.

Whether you submit your proxy online, by telephone or by mail, you may revoke it at any time before voting takes place at the Meeting by:

•	Submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet prior to the vote at the Annual Meeting;

•

Delivering a written revocation to our Corporate Secretary at PGT Innovations, Inc., 1070 Technology Drive, North Venice, FL 34275, Attention: General Counsel and Corporate Secretary, or to rquinn@pgtinnovations.com; or

•	Attending the virtual Annual Meeting and voting online (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

SOLICITING PROXIES

We will bear all expenses incurred in connection with the solicitation of proxies. Our directors, officers and employees may also solicit proxies from stockholders by telephone, letter, facsimile or in person. In addition, we have retained MacKenzie Partners, Inc. to act as proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay that firm an estimated $7,500, plus reasonable out-of-pocket expenses, for proxy solicitation services. Following the original mailing of the Notice of Internet Availability, we will request brokers, custodians, nominees and other record holders to forward their own notice and, upon request, to forward copies of the Proxy Statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

VOTING RESULTS

We will file a Form 8-K announcing the voting results within four business days after the Annual Meeting.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL MATERIALS

Upon request to our Corporate Secretary at rquinn@pgtinnovations.com, we will provide without charge to each person solicited an additional copy of our 2022 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website at ir.pgtinnovations.com/financial-information/ sec-filings.

“HOUSEHOLDING” OF PROXY MATERIALS AND ANNUAL REPORTS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and reduce costs.

We and a number of brokers with account holders who are our stockholders will be householding our Proxy Materials. We will deliver a single set of Proxy Materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of Proxy Materials, or if you are receiving multiple sets of Proxy Materials and would like to receive only one, please notify your broker, bank or other nominee if you are a beneficial stockholder or notify us if you are a registered stockholder. Registered stockholders can notify us by sending a written request to PGT Innovations, Inc., 1070 Technology

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Drive, North Venice, FL 34275, Attention: General Counsel and Corporate Secretary, or by calling Investor Relations at 941-480-1600, and we will promptly deliver any additional Proxy Materials requested.

The Notice of Internet Availability of Proxy Materials contains instructions on how to access our Proxy Statement and our 2022 Annual Report to Stockholders on how to receive a paper copy of the Proxy Materials. If you request paper copies of the Proxy Materials, please complete, sign, date and return the accompanying proxy in the postage-paid envelope provided. See “VOTING AND REVOKING PROXIES” in the Proxy Statement for more details.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to Rule 14a-8 under the Exchange Act, we must receive any proposals from stockholders intended for inclusion in the proxy statement for our 2024 Annual Meeting of Stockholders no later than 120 days before the anniversary date of the distribution of this Proxy Statement (i.e., December 30, 2023). Holders of common stock who wish to have proposals submitted for inclusion in the proxy statement for our 2024 Annual Meeting of Stockholders should consult the applicable rules and regulations of the SEC with respect to such proposals, including certain information required to be in the proposal, the permissible number and length of proposals, and other matters governed by such rules and regulations. Stockholders should submit their proposals to our Corporate Secretary at PGT Innovations, Inc., 1070 Technology Drive, North Venice, FL 34275, Attention: General Counsel and Corporate Secretary or at rquinn@pgtinnovations.com.

Stockholders who intend to present a proposal at our 2024 Annual Meeting of Stockholders without inclusion of the proposal in our Proxy Materials or who wish to nominate a candidate for director are required to provide notice of such proposal or such nomination to our Corporate Secretary so that such notice is received by our Corporate Secretary at our principal executive offices no later than March 22, 2024, and no earlier than February 21, 2024; provided, however, that if the date of the 2024 Annual Meeting of Stockholders is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2023 Annual Meeting of Stockholders, notice to be timely must be so delivered not later than the close of business on the later of (i) the 60th day prior to the 2024 Annual Meeting of Stockholders or (ii) the 10th day following the day on which such notice of the date of the 2024 Annual Meeting of Stockholders was mailed or such public disclosure of the date of the 2024 Annual Meeting of Stockholders was made, whichever first occurs. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination, as applicable, that does not comply with these and other applicable requirements, including those set forth in our by-laws.

Our stockholders can find our by-laws on file with the SEC.

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SCAN TO VIEW MATERIALS & VOTE PGT INNOVATIONS, INC. ATTN: RYAN QUINN 1070 TECHNOLOGY DRIVE NORTH VENICE, FL 34275 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 19, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PGTI2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 19, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V14570-P92194 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PGT INNOVATIONS, INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote “FOR ALL” the following: 1. To elect four Class II directors, nominated by the Board of Directors, each to serve until the 2026 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified: Nominees: 01) Richard D. Feintuch 02) Jeffrey T. Jackson 03) Brett N. Milgrim 04) Frances Powell Hawes The Board of Directors recommends you vote “FOR” proposals 2 and 3: For Against Abstain 2. To approve the compensation of our Named Executive Officers on an advisory basis. 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2023 fiscal year. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Date Signature (Joint Owners)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2022 Annual Report on Form 10-K and 2023 Proxy Statement are available at PGT INNOVATIONS, INC. Proxy Card This proxy is solicited on behalf of the Board of Directors of PGT INNOVATIONS, INC. for the Annual Meeting of Stockholders to be held on June 20, 2023 The undersigned stockholder of PGT Innovations, Inc. hereby appoints Jeffrey T. Jackson and Craig Henderson, and each of them, acting individually, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of PGT Innovations, Inc. Common Stock which the undersigned may be entitled to vote during the Meeting, on June 20, 2023 at 2:00 PM Eastern Time and at any adjournment or postponement thereof, as indicated on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR ALL” four nominees set forth in proposal 1, and “FOR” proposals 2 and 3. The undersigned hereby acknowledges receipt of PGT Innovations, Inc.’s Annual Report for the 2022 fiscal year ended December 31, 2022 and the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any other proxy or proxies given with respect to the matters set forth on the reverse side. (Continued and to be signed on reverse side.) www.proxydocs.com/PGTI V14571-P92194

Your Vote Counts! PGT INNOVATIONS, INC. 2023 Annual Meeting Vote by June 19, 2023 11:59 PM ET. PGT INNOVATIONS, INC. ATTN: RYAN QUINN 1070 TECHNOLOGY DRIVE NORTH VENICE, FL 34275 V14589-P92194 You invested in PGT INNOVATIONS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the 2023 Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 20, 2023. Get informed before you vote View the 2022 Annual Report on Form 10-K and 2023 Proxy Statement online by going to www.proxydocs.com/PGTI OR you can receive a free paper or email copy of the material(s) by requesting prior to June 5, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.Proxyvote.com Control # Smartphone users Point your camera here and vote without entering a control number Virtually at: Vote Virtually at the Meeting* June 20, 2023 2:00 PM ET www.virtualshareholdermeeting.com/PGTI2023 *Please check the meeting materials for any special requirements for meeting attendance. V1.1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. To elect four Class II directors, nominated by the Board of Directors, each to serve until the 2026 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified: Nominees: 01) Richard D. Feintuch 02) Jeffrey T. Jackson 03) Brett N. Milgrim 04) Frances Powell Hawes For 2. To approve the compensation of our Named Executive Officers on an advisory basis. For 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2023 fiscal year. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. For V14590-P92194